Exhibit (a)(1)


                                DUANE READE INC.

                    OFFER TO EXCHANGE ALL OUTSTANDING OPTIONS
         TO PURCHASE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE,
                       GRANTED TO ELIGIBLE EMPLOYEES UNDER
                              EMPLOYEE EQUITY PLANS
                                 FOR NEW OPTIONS


================================================================================

                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
                   5:00 P.M., EASTERN TIME, ON MARCH 27, 2003,
                   UNLESS THE OFFER IS EXTENDED BY DUANE READE

================================================================================

          Duane Reade is offering each eligible employee the opportunity to exchange all of his or her currently outstanding options to purchase shares of Duane Reade's common stock granted under Duane Reade's 1992 Stock Option Plan and 1997 Equity Participation Plan with an exercise price equal to or in excess of $16 per share, other than certain options granted on May 7, 1999 pursuant to Duane Reade's Deferred Compensation Stock Grant Program, for new options that Duane Reade will grant under the 1997 Equity Participation Plan. The offer is an even exchange. Duane Reade will grant a new option to purchase one share of Duane Reade common stock for each eligible option to purchase one share of Duane Reade common stock exchanged in the offer. The exercise price of the new options will be equal to the average closing price of Duane Reade's common stock as reported on the New York Stock Exchange for the five-day trading period ending immediately prior to the date of grant (but in no event less than the closing price on the date of grant), which will occur promptly after the date that is six months and one day after the eligible options are cancelled pursuant to the offer (but in no event later than 30 days after such date). The new options will have the terms and conditions described in this Offer to Exchange.

          Duane Reade is making the offer upon the terms and subject to the conditions described in this Offer to Exchange and in the related cover letter and acceptance letter, which together, as they may be amended from time to time, constitute the offer. Participation in the offer is voluntary. If you do not participate in the offer, you will retain your existing options to purchase Duane Reade common stock, without change to the exercise price or number of shares.

          Although Duane Reade's board of directors has approved the offer, neither Duane Reade nor its board of directors makes any recommendation as to whether you should accept or reject the offer. You must make your own decision whether to accept the offer.

          The offer is not conditioned on a minimum number of eligible employees accepting the offer or a minimum number of eligible options being tendered for exchange.

          Nothing in this document gives, or shall be considered to give, you the right to remain in the employ of Duane Reade. Nothing in this document shall limit the right of Duane Reade to terminate your employment at any time with or without cause. If your employment terminates for any reason after your tendered options are cancelled pursuant to the offer but prior to the date that new options are granted, you will not receive new options and you will not have any rights under your cancelled options. Nothing in this document shall be considered a contract or guarantee of wages or consideration.

          Duane Reade's common stock is listed on the New York Stock Exchange under the symbol "DRD." You should evaluate current market quotes for Duane Reade's common stock, among other factors, before deciding whether or not to tender your eligible options.

          The offer has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission determined whether the information in this document is accurate or complete. Any representation to the contrary is a criminal offense.

          Any questions or requests for assistance or additional copies of any documents referred to in this Offer to Exchange may be directed to: Duane Reade Inc. Human Resources Department, Attention: Jim Rizzo, Telephone number: (212) 273-5748, Facsimile number: (212) 494-8205, email: rizzoj@duanereade.com.

          Duane Reade is not making the offer to, nor will it accept any tender of eligible options from or on behalf of, eligible employees in any jurisdiction in which the offer or the acceptance of any tender of eligible options would not be in compliance with the laws of such jurisdiction. However, Duane Reade may, in its sole discretion, take any actions necessary to make the offer to eligible employees in any such jurisdiction.

================================================================================
          DUANE READE HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION OR REPRESENTATION ON ITS BEHALF AS TO WHETHER YOU SHOULD ACCEPT OR REJECT THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH DUANE READE HAS REFERRED YOU. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY DUANE READE.
================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----



SUMMARY TERM SHEET.............................................................1

RISKS OF PARTICIPATING IN THE OFFER...........................................11

THE OFFER TO EXCHANGE.........................................................12

1.   Eligible Employees and Eligible Options; Expiration of the Offer.........12

2.   Purpose of the Offer.....................................................14

3.   Procedures for Accepting the Offer.......................................15

4.   Withdrawal Rights........................................................16

5.   Acceptance of Eligible Options for Exchange and Issuance of New Options..16

6.   Conditions of the Offer..................................................17

7.   Price Range of Common Stock Underlying the Eligible Options..............19

8.   Source and Amount of Consideration; Terms of New Options.................20

9.   Information Concerning Duane Reade.......................................24

10.  Interests of Directors and Officers; Transactions and Arrangements
     Concerning the Options and Duane Reade's Common Stock....................28

11.  Accounting Consequences of the Offer.....................................29

12.  Legal Matters; Regulatory Approvals......................................29

13.  Material U.S. Federal Income Tax Consequences............................30

14.  Extension of Offer; Termination; Amendment...............................30

15.  Fees and Expenses........................................................31

16.  Additional Information...................................................31

17.  Forward-Looking Statements...............................................32

18.  Miscellaneous............................................................33

SCHEDULE A - Information Concerning the Directors and Executive Officers
             of Duane Reade..................................................A-1

SCHEDULE B - Form of Acceptance Letter.......................................B-1

SCHEDULE C - Form of Withdrawal Letter.......................................C-1

                               SUMMARY TERM SHEET

          This summary term sheet highlights selected information from this Offer to Exchange. This summary is not complete and Duane Reade urges you to read carefully and in its entirety the remainder of this Offer to Exchange together with the Section entitled "Risks of Participating in the Offer" and the accompanying acceptance letter attached to as Schedule B of this document in order to determine whether you should participate in the offer. Duane Reade has included references to the relevant sections in this Offer to Exchange where you can find a more complete description of the topics in this summary.

                        GENERAL QUESTIONS ABOUT THE OFFER

Q1.  What is Duane Reade offering to exchange?

          Duane Reade is offering each eligible employee the opportunity to exchange all of his or her currently outstanding options to purchase shares of Duane Reade's common stock granted under Duane Reade's eligible plans with an exercise price equal to or in excess of $16 per share, other than certain options granted on May 7, 1999 pursuant to Duane Reade's Deferred Compensation Stock Grant Program, for new options that Duane Reade will grant under the 1997 Equity Participation Plan (which we refer to as the "1997 plan"). The eligible plans include the 1997 plan and the 1992 Stock Option Plan (which we refer to as the "1992 plan").

          Duane Reade is making the offer upon the terms and subject to the conditions described in this Offer to Exchange and in the related cover letter and acceptance letter, which together, as they may be amended from time to time, constitute the offer.

          Throughout this document, we will generally refer to options in the same numbers as the shares of Duane Reade common stock underlying any particular option grant. For example, we will refer to an option to purchase 100 shares of Duane Reade common stock as 100 options. See Section 1 of this Offer to Exchange.

Q2.  Why is Duane Reade making the offer?

          Many of Duane Reade's outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of Duane Reade's common stock. For this reason, Duane Reade believes these options do not effectively retain and motivate employees, and are unlikely to be exercised in the foreseeable future. By offering to exchange outstanding options for new options that will have an exercise price determined by the average closing price of Duane Reade's common stock as reported on the New York Stock Exchange for the five-day trading period ending immediately prior to the grant date (but in no event less than the closing price on the date of grant), Duane Reade intends to provide its employees with the benefit of holding options that over time may have a greater potential to increase in value, and thereby create better incentives for employees to remain with Duane Reade and contribute to the attainment of Duane Reade's business and financial objectives and the creation of value for all of Duane Reade's stockholders. See Section 2 of this Offer to Exchange.

Q3.  Why doesn't Duane Reade simply reprice the current options?

          Under applicable accounting rules, repricing outstanding options could require Duane Reade to recognize significant accounting charges. This would reduce Duane Reade's reported earnings for each fiscal quarter that the repriced options remained outstanding and may have a negative impact on Duane Reade's stock price performance. See Section 11 of this Offer to Exchange.

Q4.  How should I decide whether or not to participate?

          Participation in the offer is voluntary. Duane Reade understands that this will be an important decision for you. The decision to participate must be your personal decision, and will depend largely on the specific terms of your existing options and on your assessment of many risk factors, including the following:

          o if your employment terminates for any reason after your eligible options are cancelled pursuant to the offer and prior to the grant of the new options, you will not receive new options and you will not have any rights under your cancelled options;

          o participation in the offer will make you ineligible to receive any option grants until at least six months and one day after your eligible options are cancelled pursuant to the offer;

          o if Duane Reade's stock price increases significantly after the date your eligible options are cancelled and before the date your new options are granted, you could end up worse off than if you had not accepted the offer;

          o your new options will not become fully vested and exercisable until the third anniversary of the date the new options are granted even if your cancelled options were partially or fully vested;

          o you may not receive any new options even if Duane Reade has accepted your tendered options for exchange if Duane Reade is prohibited by applicable law or regulations from doing so; and

          o you may lose all your eligible options and not receive any new options if Duane Reade effects a merger or a similar transaction after your eligible options are cancelled pursuant to the offer.

          Those and other risks are described in more detail under the Section entitled "Risks of Participating in the Offer" and Sections 5 and 8 of this Offer to Exchange. You should carefully consider these and other risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer.

Q5.  What do Duane Reade and the board of directors think of the offer?

          Although Duane Reade's board of directors has approved the offer, neither Duane Reade nor its board of directors makes any recommendation as to whether you should accept or reject the offer. You must make your own decision whether to participate in the offer. See Section 2 of this Offer to Exchange.

Q6.  Can Duane Reade terminate or amend the offer?

          Yes. Prior to the expiration of the offer, Duane Reade may terminate or amend the offer if certain events occur that would make it inadvisable for Duane Reade to proceed with the offer. These events include, among other things:

          o    changes in applicable law or regulations;

          o    changes in accounting principles;

          o third-party tender offers for Duane Reade's common stock or other acquisition proposals;

          o    adverse changes in market conditions; and

          o    lawsuits challenging the offer.

          These and various other events are more fully described in Section 6 of this Offer to Exchange. Once the offer has expired and the tendered options have been accepted for exchange and cancelled pursuant to the offer, Duane Reade will no longer be able to terminate or amend the offer, even if any of the specified events occur during the period between the expiration of the offer and the date of grant of the new options. See "Risks of Participating in the Offer" and Section 6 and 14 of this Offer to Exchange.

Q7. What if Duane Reade enters into a merger or similar transaction before my new options are granted?

          It is possible that Duane Reade might effect a merger or similar transaction after Duane Reade cancels your eligible options but before it grants you the new options. If the acquiror or successor to Duane Reade pursuant to such merger or similar transaction does not offer you participation in a stock option plan or enter into an individual stock option agreement with you, you will not receive any new options while having lost all of your rights under your cancelled eligible options. See "Risks of Participating in the Offer".

Q8.  Are there other circumstances where I would not be granted a new option?

          Yes. Duane Reade will not grant new options to you if it is prohibited by applicable law or regulation. Such a prohibition could result from changes in Securities and Exchange Commission rules, regulations or policies or New York Stock Exchange listing standards. Duane Reade is unaware of any such prohibition in effect at this time and will use reasonable efforts to effect the grant of new options, but if the grant is prohibited as of the date of grant, Duane Reade will not grant you any new options, and you will not receive any other compensation for your cancelled eligible options. You should note that on October 7, 2002, the New York Stock Exchange filed proposed new listing standards with the SEC. If adopted, the listing standards would require prior stockholder approval of certain equity-compensation plans transactions, possibly including option exchange offers. Duane Reade does not know when the new listing standards will become effective or the effect, if any, that they will have on the offer. However, if the listing standards become effective after your eligible options are cancelled pursuant to the offer and before the new options are granted and they are retroactively applied to the offer, it is possible that Duane Reade will be prohibited from granting the new options pursuant to the offer. See "Risks of Participating in the Offer" and Sections 5 and 8 of this Offer to Exchange.

Q9.  What happens at the end of the offer?

          Subject to its rights to cancel, amend or extend the offer prior to its expiration, Duane Reade will accept promptly after the expiration of the offer all eligible options properly tendered and not validly withdrawn by giving email or written notice of such acceptance. Promptly thereafter, Duane Reade will send each eligible employee validly accepting the offer, email or written notice indicating the number of eligible options that Duane Reade has accepted for exchange, the corresponding number of new options and the expected grant date of the new options. See Sections 3 and 5 of this Offer to Exchange.

Q10. When does the offer expire? Can the offer be extended, and if so, how will I be notified if it is extended?

          The offer expires on March 27, 2003, at 5:00 p.m., Eastern Time, unless extended by Duane Reade.

          Duane Reade may, in its sole discretion, extend the offer at any time. If the offer is extended, Duane Reade will make an announcement of the extension no later than 9:00 a.m., Eastern Time, on the business day immediately following the previously scheduled expiration of the offer. If after the launch of the offer applicable laws or regulations are amended to require approval of the offer by Duane Reade's stockholders, Duane Reade may extend the offer for as long as it deems necessary in order to seek approval of the offer by its stockholders; however, Duane Reade is under no obligations to do so. See Section 14 of this Offer to Exchange.

                               ELIGIBILITY MATTERS

Q11. Who qualifies as an eligible employee?

          An eligible employee is an employee of Duane Reade who is actively employed or on an authorized leave of absence on each of February 27, 2003 and the date the offer expires. An employee will not be considered an eligible employee and, accordingly, will not be eligible to participate in the offer if, before the expiration of the offer, such employee:

          o receives a notice of involuntary termination from Duane Reade for any reason;

          o    resigns or gives notice of resignation from such employment;

          o    retires or elects to retire from such employment;

          o terminates such employment or receives a notice of termination from Duane Reade as a result of a permanent disability; or

          o    dies.

          In addition, non-employee members of Duane Reade's board of directors and any consultants who hold options are not eligible to participate in the offer. See Section 1 of this Offer to Exchange.

Q12. Are there any eligibility requirements that I must satisfy after the expiration of the offer to receive the new options?

          To be entitled to the new options after you accept the offer and your eligible options are cancelled, you must be an eligible employee meeting all of the following conditions:

          o you must be continuously and actively employed by Duane Reade or on an authorized leave of absence from Duane Reade from the date the offer expires to the date of grant of the new options; and

          o if you are on an authorized leave of absence on the grant date of the new options, you must return to active employment before February 27, 2004 and the date that you return to active employment will be the grant date of your new options.

          See "Risks of Participating in the Offer" and Section 5 of this Offer to Exchange.

Q13. How can I find out the details of my outstanding options that are eligible for the offer?

          Duane Reade will provide you with an email or written communication setting forth the details of your outstanding options. In addition, you may contact Duane Reade Inc. Human Resources Department, Attention: Jim Rizzo, Telephone number: (212) 273-5748, Facsimile number: (212) 494-8205, email: rizzoj@duanereade.com for further information about your eligible options. See
Section 16 of this Offer to Exchange.

Q14. Will Duane Reade grant options to eligible employees during the period between the date the offer commences and the date tendered eligible options are cancelled pursuant to the offer, which is currently scheduled to be March 27, 2003?

          Duane Reade does not intend to grant options to eligible employees during the period starting the date the offer commences and ending on the date tendered eligible options are cancelled because, under applicable accounting rules, Duane Reade might have to recognize significant accounting charges if it did so. See Section 11 of this Offer to Exchange.

Q15. Will I be considered for additional option grants before the grant date of the new options? If I have eligible options and do not participate in the offer, when should I expect to receive my next option grant?

          Duane Reade does not intend to grant options to eligible employees who participate in the offer until at least six months and one day after the eligible options are cancelled pursuant to the offer because, under applicable accounting rules, Duane Reade might have to recognize significant accounting charges if it did so. If you choose not to participate in the offer, you will remain eligible to receive additional options. You should note, however, that it is Duane Reade's current intention not to grant additional options until at least six months and one day after the expiration of the offer to any employees, whether or not they participate in the offer, except in extraordinary circumstances. Duane Reade anticipates returning to a more traditional granting pattern for options six months and one day after the eligible options are cancelled pursuant to the offer. You should note, however, that Duane Reade is under no obligation to make future option grants to you regardless of whether or not you elect to participate in the offer. See Section 11 of this Offer to Exchange.

           QUESTIONS REGARDING THE NEW OPTIONS RECEIVED IN THIS OFFER

Q16. If I accept the offer, how many new options will I receive in exchange for my eligible options?

          The offer is an even exchange. Duane Reade will grant a new option to purchase one share of Duane Reade common stock for every eligible option to purchase one share of Duane Reade common stock cancelled in the offer. See
Section 8 of this Offer to Exchange.

Q17. What will the terms of my new options be?

          The new options will be granted under the 1997 plan. The 1992 plan has expired, and no additional options will be granted thereunder. The new options will have substantially the same terms and conditions as the eligible options for which they are exchanged, except for the following:

          o Exercise Price. The exercise price of the new options will be equal to the average closing price of Duane Reade's common stock on the New York Stock Exchange for the five-day trading period ending immediately prior to the date of grant (but in no event less than the closing price on the date of grant). See Section 7 of this Offer to Exchange for historic information concerning Duane Reade's common stock price during the past two years.

          o Vesting. The new options will vest in three equal annual installments beginning on the first anniversary of the date of grant, with all new options becoming fully vested on the third anniversary of the date of grant. The eligible options granted under the 1992 plan and the 1997 plan generally vest in five equal installments beginning on the first anniversary of the date of grant, with all options becoming fully vested on the fifth anniversary of the date of grant. Certain eligible options may have special vesting terms, and you should review your applicable option agreements to ascertain the vesting schedule applicable to your eligible options.

          o Retirement. Upon your retirement, your new options will continue to vest in accordance with the new vesting schedule and remain exercisable through the remainder of their ten-year term. Eligible options granted under the 1992 plan and the 1997 plan do not continue to vest and terminate 30 days following your retirement.

          o Term. The term of your new options will generally be ten years from the date of grant, subject to earlier expiration upon your termination of employment or certain corporate transactions.

          See Section 8 of this Offer to Exchange.

Q18. When will the new options vest?

          As mentioned above, your new options will vest in three equal annual installments beginning on the first anniversary of the date of grant. You should note that while some or all of your eligible options may already be vested and exercisable, your new options will not be fully exercisable until the third anniversary of the date of grant. If your employment terminates for any reason other than your retirement prior to the third anniversary of the date of grant, the unvested portion of your new options will be forfeited, and you will have no rights in connection with your tendered eligible options. See Section 8 of this Offer to Exchange.

Q19. When will the new options be granted?

          Duane Reade will grant the new options promptly after the date that is six months and one day after the eligible options are cancelled pursuant to the offer (but in no event later than 30 days after such date). New options will be granted to employees who are actively employed by Duane Reade on that grant date. See Sections 5 and 8 of this Offer to Exchange.

Q20. What happens if I accept the offer and I am on a leave of absence on the grant date of the new options?

          If you accept the offer and you are on an authorized leave of absence on the new option grant date, you will be entitled to a grant of new options only if you return to active employment with Duane Reade before February 27, 2004. In that event, you will receive a grant of new options on the date you return to active employment. The exercise price of your new options will be equal to the average closing price of Duane Reade's common stock as reported on the New York Stock Exchange for the five-day trading period ending immediately prior to the date you return to active employment (but in no event less than the closing price on the date you return to active employment). See Section 5 of this Offer to Exchange.

Q21. Will I have to wait longer to purchase shares of common stock under my new options than I would under the eligible options I exchange?

          Yes, the new options will not be vested at grant, even if the eligible options you exchange are currently or partially vested. Your new options will vest in three equal annual installments beginning on the first anniversary of the date of grant. You should note that your employment with Duane Reade is "at will" and may be terminated by Duane Reade at any time. If your employment terminates for any reason other than your retirement prior to the third anniversary of the date of grant, the unvested portion of your new options will be forfeited. We urge you to consider your future career plans in determining whether or not to tender any eligible options for exchange in the offer. See Sections 5 and 8 of this Offer to Exchange.

Q22. Why won't I receive my new options immediately after the expiration of the offer?

          Under applicable accounting rules, Duane Reade may have to recognize significant accounting charges if it were to grant the new options immediately after the expiration of the offer. This would reduce Duane Reade's reported earnings for each fiscal quarter that the new options remained outstanding and may have a negative impact on Duane Reade's stock price performance. See Section 11 of this Offer to Exchange.

Q23. Why can't I just be granted more options without having my eligible options cancelled?

          Duane Reade has a limited pool of shares of common stock available for option grants to its employees. The grant of supplemental options, without the cancellation of outstanding eligible options, would reduce the number of shares of common stock that is currently available for option grants to Duane Reade's employees. The shares of Duane Reade common stock underlying eligible options granted pursuant to the 1997 plan that are cancelled in the offer will become available for the grant of the new options and future grants of options under the 1997 plan. See Section 8 of the Offer to Exchange.

Q24. Will I have to pay taxes if I exchange my eligible options in the offer?

          If you exchange your eligible options for new options, you will not be required under current law to recognize income for U.S. federal income tax purposes at the time of the exchange. Duane Reade believes that the exchange will be treated as a non-taxable exchange. Further, Duane Reade believes that you will not be required under current law to recognize income for U.S. federal income tax purposes upon the grant of the new options. However, Duane Reade strongly recommends that all eligible employees consult with their own tax advisors to determine the tax consequences of the offer. See Section 13 of this Offer to Exchange.

Q25. Will my new options be incentive stock options?

          No. Duane Reade does not generally grant incentive stock options. All eligible options are, and all new options will be, non-statutory, or non-qualified, stock options and not incentive stock options. See Section 8 of this Offer to Exchange.

      QUESTIONS REGARDING THE EXISTING OPTIONS TO BE EXCHANGED IN THE OFFER

Q26. What happens to eligible options that I tender and that are accepted for exchange?

          Tendered eligible options that are accepted for exchange will be cancelled and the agreement evidencing such shares will be null and void. If the tendered eligible options were granted under the 1997 plan, the shares of Duane Reade common stock underlying such options will become available for the grant of the new options and for future option grants under the 1997 plan. See Section 8 of this Offer to Exchange.

Q27. If I elect to exchange eligible options, do I have to exchange all of my eligible options or can I just exchange some of them?

          Each option grant under the 1992 and 1997 plans is made pursuant to a separate option agreement. Therefore, if you have been granted eligible options pursuant to multiple option agreements, you have multiple grants of eligible options. You will need to make a decision to accept the offer for each separate eligible option grant independently. If you wish to accept the offer for options granted pursuant to an option agreement, you must exchange all eligible options granted pursuant to that option agreement. See Section 1 of this Offer to Exchange.

Q28. Can I exchange the remaining portion of an option that I have already partially exercised?

          Yes, while generally no partial tenders with respect to eligible options granted pursuant to the same option agreement will be accepted, you may tender the remaining portion of an eligible option that you have partially exercised. See Section 1 of this Offer to Exchange.

Q29. Can I exchange options that I have already exercised?

          No. The offer pertains to outstanding options and does not apply in any way to shares of Duane Reade common stock purchased, whether upon the exercise of options or otherwise. Options for which you have properly submitted an exercise notice prior to the expiration of the offer will be considered exercised, whether or not you have received confirmation of exercise for the shares of Duane Reade common stock purchased. See Section 1 of this Offer to Exchange.

Q30. Will I be required to give up all my rights to eligible options that are cancelled in the offer?

          Yes. Once Duane Reade has accepted your eligible options for exchange in the offer, such eligible options will be cancelled, and you will no longer have any rights with respect to those eligible options. See Section 5 and 8 of this Offer to Exchange.

Q31. What happens if I accept the offer and my employment is terminated for any reason prior to the expiration of the offer?

          If you accept the offer and your employment with Duane Reade is terminated for any reason (including death or permanent disability) after such acceptance but prior to the expiration of the offer, your acceptance is presumed to have been withdrawn, and your eligible options will remain outstanding and retain their current exercise prices and other current terms. See Section 4 of this Offer to Exchange.

Q32. What happens if I accept the offer and my employment is terminated for any reason after the expiration of the offer but before the grant date of the new options?

          You will not be entitled to a grant of new options if, after the expiration of the offer and cancellation of your eligible options but before the grant date of new options, your employment is terminated for any reason. You should note that your employment with Duane Reade is "at will" and may be terminated at any time. See "Risks of Participating in the Offer" and Section 5 of this Offer to Exchange.

Q33. After the new options are granted, what happens if my new options end up out-of-the-money again?

          Duane Reade is only conducting the offer at this time due to current stock market conditions that have affected many companies throughout the country. The offer is therefore considered a one-time offer and is not expected to be offered again in the future. Your new stock options will have a ten-year term. During this new term, the price of Duane Reade common stock may fluctuate and your new options may be out-of-the-money for some period of time after their grant date. Duane Reade can provide no assurance as to the price of its common stock at any time in the future. See "Risks of Participating in the Offer" and
Section 7 of the Offer to Exchange.

Q34. Will my eligible options be affected if I choose not to participate in the offer or if Duane Reade does not accept my tendered eligible options?

          Participation in the offer is voluntary. If you choose not to participate in the offer or if Duane Reade rejects your acceptance letter for any reason described in this Offer to Exchange, your eligible options will remain outstanding and retain their current exercise prices and other current terms. See Section 8 of this Offer to Exchange.

Q35. Can I continue to exercise my vested eligible options between February 27, 2003 and the expiration of the offer, which is currently scheduled for 5:00 p.m., Eastern Time, March 27, 2003?

          Yes. You can exercise vested eligible options during this period. However, eligible options that you exercise during this period will no longer be outstanding and will not be available for cancellation and exchange in the offer. See Section 1 of the Offer to Exchange.

                    PROCEDURES FOR PARTICIPATING IN THE OFFER

Q36. What do I need to do to participate in the offer?

          If you want to participate in the offer, you must deliver to Duane Reade the signed signature page of the acceptance letter using the form attached as Schedule B of this document, or a facsimile thereof, by which you effectively tender your eligible options for exchange. You do not need to return the option agreements governing your eligible options to effectively accept the offer. Such agreements will be null and void upon Duane Reade's acceptance of your acceptance letter and cancellation of your eligible options pursuant to the offer.

          For your acceptance of the offer and tender of eligible options to be effective, Duane Reade must receive the signature page of the acceptance letter, properly completed and signed by you before the expiration of the offer, which is currently scheduled for 5:00 p.m., Eastern Time, on March 27, 2003. The signed signature page must be delivered to Duane Reade Inc. Human Resources Department, Attention: Jim Rizzo, 440 Ninth Avenue, New York, New York 10001, facsimile number: (212) 494-8205. Duane Reade will only accept delivery of the signed signature page of the acceptance letter by regular external mail, hand delivery or facsimile. Delivery by email or interoffice mail will NOT be accepted. If you choose to deliver your signature page by external mail, Duane Reade recommends that you use registered mail with return receipt requested.

          If the offer is extended by Duane Reade beyond, March 27, 2003, Duane Reade must receive your signed signature page of the acceptance letter before the extended expiration of the offer.

          Duane Reade reserves the right to reject any or all acceptance letters tendering eligible options that it determines are not in appropriate form or are unlawful to accept. Otherwise, Duane Reade will accept all properly and timely submitted acceptance letters tendering eligible options, which are not validly withdrawn, subject to Duane Reade's rights to amend or terminate the offer described in Section 14. See Sections 3 and 14 of this Offer to Exchange.

Q37. During what period of time may I withdraw previously submitted acceptance letters?

          You may withdraw your submitted acceptance letters tendering eligible options at any time before the expiration of the offer, which is currently scheduled for 5:00 p.m., Eastern Time, March 27, 2003. You must withdraw from the offer with respect to all your tendered eligible options; you may not withdraw from the offer with respect to only a portion of your tendered eligible options. If Duane Reade extends the offer beyond the original expiration date, you may withdraw from the offer at any time until the extended expiration of the offer. To validly withdraw from the offer, Duane Reade must receive the signature page to a withdrawal letter in the form attached as Schedule C of this document, or a facsimile thereof, properly completed and signed by you, while you still have the right to withdraw from the offer. As in the case of delivery of the acceptance letter, you may deliver the signed signature page of the withdrawal letter to Duane Reade at the address noted above by regular external mail, hand delivery or facsimile. Once you have withdrawn from the offer, you may accept the offer, but only by again following the delivery procedures described above in question and answer 36.

          If your employment is terminated for any reason (including your death or permanent disability) after you accept the offer but before the expiration of the offer, you will no longer be deemed to be an eligible employee and will not be entitled to participate in the offer. As a result, your acceptance of the offer will be deemed automatically withdrawn, and your eligible options will remain outstanding in accordance with the applicable plans. See Section 4 of this Offer to Exchange.

Q38. If I choose not to accept the offer, what do I have to do?

          Nothing. You do not have to file or deliver any forms or letters if you choose to keep your eligible options and not participate in the offer. See
Section 8 of this Offer to Exchange.

Q39. Who can I talk to if I have questions about the offer?

          If you have any questions about the offer, you should contact Duane Reade at:

          Duane Reade Inc. Human Resources Department
          Attention:  Jim Rizzo
          440 Ninth Avenue
          New York, New York 10001
          Telephone number:  (212) 273-5748
          Facsimile number:  (212) 494-8205
          Email:  rizzoj@duanereade.com

          See Section 16 to this Offer to Exchange.

Q40. Where can I obtain copies of the documents constituting the offer?

          You can obtain copies of the documents constituting the offer on the internet through the website maintained by the SEC at www.sec.gov. Any questions or requests for assistance or additional copies of these documents may be directed to: Duane Reade Inc. Human Resources Department, Attention: Jim Rizzo, Telephone number: (212) 273-5748, Facsimile number: (212) 494-8205, email: rizzoj@duanereade.com. See Section 16 of this Offer to Exchange.

                       RISKS OF PARTICIPATING IN THE OFFER

          Participation in the offer involves a number of potential risks, including those described below. This list briefly highlights some of the risks and is not exhaustive. Eligible employees should carefully consider these and other risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, Duane Reade urges you to read this Offer to Exchange, the related cover letter and acceptance letter carefully and in their entirety before deciding to participate in the offer.

If your employment terminates for any reason after the expiration of the offer and prior to the grant of the new options, you will receive neither new options nor the return of your cancelled options.

          If you elect to accept the offer and your employment terminates for any reason, including, without limitation, a reduction in force, your voluntary resignation, your termination with or without cause or your death or permanent disability after the expiration of the offer and prior to the grant of new options, you will not receive any new options, and you will have lost all your rights with respect to the eligible options you tendered in the offer. You should note that your employment with Duane Reade is "at will" and may be terminated at any time, and your participation in the offer does not constitute a guarantee that your employment will be continued through the grant date of the new options. In addition, Duane Reade can give no assurance that there will be no reductions in force or other terminations of employees in the future. Duane Reade's revenues depend on, among other things, the health of the economy and the growth of its customers and potential customers. If the economic conditions in the United States remain stagnant or worsen or if a wider or global economic slowdown occurs, Duane Reade may experience a material adverse impact on its business, operating results, and financial condition.

Participation in the offer will make you ineligible to receive any option grants until at least six months and one day after your eligible options are cancelled pursuant to the offer.

          Duane Reade does not intend to grant options to eligible employees who participate in the offer until at least six months and one day after the eligible options are cancelled pursuant to the offer because, under applicable accounting rules, Duane Reade might have to recognize significant accounting charges if it did so. If you choose not to participate in the offer, you will remain eligible to receive additional options. You should note, however, that it is Duane Reade's current intention not to grant additional options until at least six months and one day after the eligible options are cancelled pursuant to the offer to any eligible employees, whether or not they participate in the offer, except in extraordinary circumstances.

If Duane Reade's stock price increases after the date your eligible options are cancelled pursuant to the offer, you could end up worse off than if you had not accepted the offer.

          There are a number of factors that may affect and increase Duane Reade's stock price, such as general economic conditions in the United States and in the New York City metropolitan area, general political conditions, including war or threat of war, the continued impact of, or new occurrences of, terrorist attacks in the New York City metropolitan area, market valuations for the retail drugstore industry, Duane Reade's future performance and certain business combination activities such as mergers and acquisitions. If Duane Reade's stock price increases after the date your eligible options are cancelled pursuant to the offer, you could receive new options with an exercise price higher than that of your cancelled options. For example, if you tender and Duane Reade accepts for exchange options with an exercise price of $30.00 per share in the offer, and the average closing price of Duane Reade's common stock for the five-day trading period ending immediately prior to the grant date of the new options appreciates to $32.00 per share options, your options will have a higher exercise price than your cancelled options, and you will be worse off than if you had not accepted the offer.

You may lose all your eligible options and not receive any new options if Duane Reade effects a merger or a similar transaction.

          If you choose to participate in the offer, it is possible that Duane Reade might effect a merger or similar transaction after Duane Reade cancels your eligible options but before it grants you the new options. If the acquiror or successor to Duane Reade pursuant to such merger or similar transaction does not offer you participation in a stock option plan or enter into an individual stock option agreement with you, you will not receive any new options while having lost all of your rights under the eligible options. In addition, in the event of an acquisition of Duane Reade for stock of the acquiring entity, you might receive new options to purchase shares of a different company.

You may lose all your eligible options and not receive any new options if Duane Reade is prohibited by applicable law or regulations from granting new options.

          If you choose to participate in the offer, it is possible that Duane Reade will be prohibited from granting new options to you. Such a prohibition could result from changes in SEC rules, regulations or policies or the New York Stock Exchange listing standards. Duane Reade is unaware of any such prohibition in effect at this time and will use reasonable efforts to effect the grant of new options, but if the grant is prohibited as of the date of grant, Duane Reade will not grant you any new options, and you will not receive any other compensation for your cancelled eligible options. You should note that on October 7, 2002, the New York Stock Exchange filed proposed new listing standards with the SEC. If adopted, the listing standards would require stockholder approval of certain equity-compensation plans and transactions, possibly including option exchange offers. Duane Reade does not know when the new listing standards will become effective or the effect, if any, that they will have on the offer. However, if the listing standards become effective after your eligible options are cancelled pursuant to the offer and before the new options are granted and they are retroactively applied to the offer, it is possible that Duane Reade will be prohibited from granting the new options pursuant to the offer.

The new options will not be fully vested until the third anniversary of the date of grant even if your cancelled eligible options would have vested sooner, and if Duane Reade's stock price fluctuates significantly, you could end up worse off than if you had not accepted the offer.

          The new options granted in the offer will vest in three equal annual installments beginning on the first anniversary of the date of grant and will not fully vest until the third anniversary of the date of grant even if your cancelled eligible options would have vested sooner. There is no assurance that your new options will be in-the-money at the time they vest. If there are significant fluctuations in the price of Duane Reade's common stock during the offer or during the three-year vesting period, your cancelled eligible options may have become vested and in-the-money, and you would have been entitled to exercise such options for value in accordance with the terms of the plans. As a result, you will be worse off than if you had not accepted the offer. There are a number of factors that may cause Duane Reade's stock price to fluctuate, such as general economic conditions in the United States and in the New York City metropolitan area, general political conditions, including war or threat of war, the continued impact of, or new occurrences of, terrorist attacks in the New York City metropolitan area, market valuations for the retail drugstore industry, Duane Reade's future performance and certain business combination activities such as mergers and acquisitions.

                              THE OFFER TO EXCHANGE

1.   Eligible Employees and Eligible Options; Expiration of the Offer.

          Duane Reade is offering eligible employees (as described below) the opportunity to exchange all of their eligible options (as described below) to purchase shares of common stock of Duane Reade granted under Duane Reade's 1992 plan and 1997 plan for new options that Duane Reade will grant under the 1997 plan. The terms of the new options (including the term, exercise price and vesting) and the exchange ratio for the offer are set forth in Section 8. Duane Reade will exchange eligible options that are (i) properly tendered, and not validly withdrawn, by eligible employees before the expiration of the offer (as described below) in accordance with Section 3 and (ii) accepted by Duane Reade in accordance with Section 5. Duane Reade is making the offer upon the terms and subject to the conditions set forth in this Offer to Exchange and in the related cover letter and acceptance letter, which together, as they may be amended from time to time, constitute the offer.

          Eligible employees are employees of Duane Reade who are actively employed or on an authorized leave of absence on February 27, 2003 and on the date the offer expires. An employee will not be considered an eligible employee and, accordingly, will not be eligible to participate in the offer if, before the expiration of the offer, such employee:

          o receives a notice of involuntary termination from Duane Reade for any reason;

          o    resigns or gives notice of resignation from such employment;

          o    retires or elects to retire from such employment;

          o terminates such employment or receives a notice of termination from Duane Reade as a result of a permanent disability; or

          o    dies.

          In order to be entitled to the new options, eligible employees who participate in the offer must also meet the conditions described in Section 5 at the time of grant of the new options. Non-employee members of Duane Reade's board of directors and any consultants who hold options are not eligible to participate in the offer.

          For purposes of the offer, an authorized leave of absence is a leave of absence that has been approved in accordance with policy or practice by Duane Reade, at the end of which it is expected that you will return to active employment with Duane Reade. Authorized leaves include approved bereavement leave, family medical leave, personal medical leave, including short-term disability and long-term disability, jury duty leave, maternity and paternity leave, and military leave.

          Eligible options are all currently outstanding options to purchase Duane Reade common stock with an exercise price equal to or in excess of $16 per share held by eligible employees that were granted under the 1992 and 1997 plans other than certain options granted on May 7, 1999 pursuant to Duane Reade's Deferred Compensation Stock Grant Program.

          You are not required to exchange all of your eligible options, but you must tender all options covered by a particular grant evidenced by one option agreement. Each option grant under the 1992 and 1997 plans is made pursuant to a separate option agreement. Therefore, if you have been granted eligible options pursuant to multiple option agreements, you have multiple grants of eligible options. You will need to make a decision to accept the offer for each separate eligible option grant independently. If you wish to accept the offer for options granted pursuant to an option agreement, you must exchange all eligible options granted pursuant to that option agreement. No partial tenders of a particular grant of options evidence by one option agreement will be accepted. However, a tender of the remaining portion of an option that has been partially exercised will be accepted.

          The offer pertains only to outstanding eligible options and does not apply in any way to shares of Duane Reade common stock purchased, whether upon the exercise of options or otherwise. Options for which you have properly submitted an exercise notice prior to the expiration of the offer will be considered exercised, whether or not you have received confirmation of exercise for the shares of Duane Reade common stock purchased.

          We will generally refer to options in the same numbers as the shares of Duane Reade common stock underlying any particular option grant. For example, we will refer to an option to purchase 100 shares of Duane Reade common stock as 100 options.

          The offer is currently scheduled to expire at 5:00 p.m., Eastern Time, on March 27, 2003, unless and until Duane Reade, in its sole discretion, extends the period of time during which the offer will remain open, in which event the term expiration refers to the latest time and date at which the offer, as so extended, expires. See Section 14 for a description of Duane Reade's rights to extend, delay, terminate and amend the offer.

          For purposes of the offer, a business day means any day other than a Saturday, Sunday or United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

2.   Purpose of the Offer.

          Duane Reade granted the eligible options outstanding under the 1992 plan and 1997 plan for the following purposes:

          o to provide Duane Reade's employees an opportunity to acquire or increase a proprietary interest in Duane Reade, thereby allowing Duane Reade to attract and motivate its employees and create a stronger incentive for employees to expend maximum effort for Duane Reade's growth and success; and

          o    to encourage employees to continue their employment with Duane
               Reade.

          Many of Duane Reade's outstanding options, whether or not they are currently vested and exercisable, have exercise prices that are significantly higher than the current market price of Duane Reade's common stock. Duane Reade understands that, for its option program to provide the intended retention and performance incentives for its employees, employees must feel that Duane Reade's options provide them with an opportunity to realize value within a reasonable period of time. By offering to exchange outstanding options for new options that will have an exercise price determined by the average closing price of Duane Reade's common stock as reported on the New York Stock Exchange for the five-day trading period ending immediately prior to the date of grant (but in no event less than the closing price on the date of grant), Duane Reade intends to provide its employees with the benefit of holding options that over time may have a greater potential to increase in value, and thereby create better incentives for employees to remain with Duane Reade and contribute to the attainment of Duane Reade's business and financial objectives and the creation of value for all of Duane Reade's stockholders.

          Although Duane Reade's board of directors has approved this Offer to Exchange, neither Duane Reade nor its board of directors makes any recommendation as to whether you should accept or reject the offer. You must make your own decision whether to elect to exchange your eligible options. Note that the new options may have a higher exercise price than some or all of your eligible options. You are urged to evaluate carefully all of the information in this document and to consult your own legal, investment and tax advisors.

          Duane Reade continually evaluates and explores strategic opportunities as they arise, including business combination transactions, strategic relationships, purchases and sales of assets and similar transactions. At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions or with respect to changes in existing strategic relationships. Duane Reade also may, from time to time, engage in repurchases of its outstanding common stock in either open market or privately negotiated transactions or may engage in issuance of shares of Duane Reade common stock or other capital raising transactions, depending on market conditions and other relevant factors. In addition, at any given time, Duane Reade may also be engaged in discussions or negotiations with potential candidates for management or board of directors positions with Duane Reade or with existing members of management for changes in positions, responsibilities or compensation.

          Subject to the foregoing, and except as otherwise disclosed in this Offer to Exchange or in Duane Reade's filings with the SEC, Duane Reade has no plans, proposals or negotiations that relate to or would result in:

          (a) any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Duane Reade or any of Duane Reade's subsidiaries and a third party;

          (b) any purchase, sale or transfer of a material amount of Duane Reade's assets or the assets of any of Duane Reade's subsidiaries;

          (c) any material change in Duane Reade's present dividend policy, or indebtedness or capitalization;

          (d) any change in Duane Reade's present board of directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;

          (e) any other material change in Duane Reade's corporate structure or business;

          (f) Duane Reade's common stock not being delisted from the New York Stock Exchange;

          (g) Duane Reade's common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended;

          (h) the suspension of Duane Reade's obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended;

          (i) the acquisition by any person of any additional securities of Duane Reade or the disposition of any of Duane Reade's securities from Duane Reade; or

          (j) any change in Duane Reade's certificate of incorporation or bylaws or any actions that may impede the acquisition of control of Duane Reade by any person.

3.   Procedures for Accepting the Offer.

          Proper Acceptance of the Offer

          To validly accept the offer, you must, in accordance with the terms of the acceptance letter attached as Schedule B of this document, properly complete, sign and deliver to Duane Reade the signature page to the acceptance letter (using the form attached as Schedule B of this document), or a facsimile thereof, prior to the expiration of the offer, which is currently scheduled for 5:00 p.m., Eastern Time, March 27, 2003. You do not need to return your option agreements governing your eligible options to effectively accept the offer. Such agreements will be null and void upon Duane Reade's acceptance of your properly executed and delivered acceptance letter.

          Duane Reade will only accept delivery of your signature page to the acceptance letter by regular external mail, hand delivery or facsimile. Duane Reade will NOT accept delivery by email or interoffice mail. If delivery is by external mail, Duane Reade recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. You will not be considered to have accepted the offer until Duane Reade receives your executed signature page. Duane Reade must receive your completed and signed signature page at the following address or facsimile number: Duane Reade Inc. Human Resources Department, Attention: Jim Rizzo, 440 Ninth Avenue, New York, New York 10001, or facsimile: (212) 494-8205 before the expiration of the offer.

          Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects.

          Duane Reade will determine, in its sole discretion, all questions as to eligibility, form and validity, (including time of receipt), of acceptance letters and acceptance of any tender of eligible options. Duane Reade's determination of these matters will be final and binding on all parties. Duane Reade may reject any or all acceptance letters and any tender of eligible options that Duane Reade determines is not in appropriate form or that Duane Reade determines is unlawful to accept. Otherwise, Duane Reade expects to accept all properly and timely submitted acceptance letters and any tender of eligible options which are not validly withdrawn prior to the expiration of the offer. Duane Reade may also waive any of the conditions of the offer or any defect or irregularity with respect to any particular acceptance letter or any particular eligible employee. No acceptance letter will be deemed to have been properly submitted and no eligible options will be deemed to have been properly tendered until all defects or irregularities have been cured by the submitting eligible employee or waived by Duane Reade. Neither Duane Reade nor any other person is obligated to give notice of any defects or irregularities in any acceptance letter or its delivery, and no one will be liable for failing to give notice of any defects or irregularities.

          Acceptance by Duane Reade Constitutes an Agreement

          Your delivery of the acceptance letter pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer and will be controlling, absolute and final, subject to your withdrawal rights described in Section 4 below and Duane Reade's acceptance of your acceptance letter in accordance with Section 5 below. Duane Reade's acceptance of your acceptance letter will constitute a binding agreement between Duane Reade and you upon the terms and subject to the conditions of the offer.

4.   Withdrawal Rights.

          You may only withdraw from the offer in accordance with the provisions of this Section 4.

          You may withdraw from the offer at any time before the expiration of the offer, which is currently scheduled for 5:00 p.m., Eastern Time, March 27, 2003. If you choose to withdraw from the offer, you must withdraw with respect to all your tendered eligible options; you may not withdraw from the offer with respect to only a portion of your tendered eligible options.

          If the offer is extended by Duane Reade beyond that time, you may withdraw from the offer at any time until the extended expiration of the offer. In addition, if Duane Reade has not accepted your acceptance letter by April 24, 2003, you may withdraw from the offer.

          To validly withdraw from the offer, Duane Reade must receive, at the address set forth in Section 3, the signature page to a withdrawal letter (using the form attached as Schedule C of this document), or a facsimile thereof, properly completed and signed by you, while you still have the right to withdraw from the offer. The withdrawal letter must specify the name of the eligible employee who is withdrawing from the offer and must be signed by the eligible employee who submitted the acceptance letter.

          You may not rescind any withdrawal, and you will not be deemed to properly accept the offer after any valid withdrawal, unless you properly re-tender your eligible options before the expiration of the offer by following the procedures described in Section 3.

          If your employment is terminated for any reason, including death or permanent disability, before the expiration of the offer regardless of whether you had previously accepted the offer, you will no longer be deemed to be an eligible employee and will not be entitled to participate in the offer. As a result, your acceptance of the offer will be deemed automatically withdrawn, and your eligible options will remain outstanding in accordance with their current terms.

          Neither Duane Reade nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. Duane Reade will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. Duane Reade's determination of these matters will be final and binding on all parties.

5.   Acceptance of Eligible Options for Exchange and Issuance of New Options.

          Subject to its rights to cancel, amend or extend the offer prior to its expiration, Duane Reade will accept promptly after the expiration of the offer all eligible options properly tendered and not validly withdrawn by giving email or written notice of such acceptance. Promptly thereafter, Duane Reade will send each eligible employee validly accepting the offer, email or written notice indicating the number of eligible options that Duane Reade has accepted for exchange, the corresponding number of new options and the expected grant date of the new options. If Duane Reade cancels eligible options accepted for exchange on March 27, 2003, you will be granted new options promptly after the date that is six months and one day after the eligible options are cancelled pursuant to the offer (but in no event later than 30 days after such date), subject to the conditions described below. If the offer is extended beyond its currently scheduled expiration, then the grant date of the new options will also be extended, if necessary, to ensure that the grant date of the new options is at least six months and one day following the date that the eligible options are cancelled pursuant to the offer.

          To be entitled to the new options after your tendered eligible options have been accepted for exchange and cancelled in the offer, you must be an eligible employee meeting all of the following conditions:

          o You must be continuously and actively employed by Duane Reade or on an authorized leave of absence from Duane Reade from the date the offer expires to the grant date of the new options; and

          o If you are on an authorized leave of absence on the grant date of the new options, you must return to such active employment before February 27, 2004 and the date that you return to active employment will be the grant date of your new options.

          As a result, you will not be entitled to a grant of new options if, after the expiration of the offer and prior to the grant date of the new options, your employment is terminated for any reason, including, without limitation, a reduction in force, your voluntary resignation, your termination with or without cause or your death or permanent disability. You should note that your employment with Duane Reade is "at will" and may be terminated by Duane Reade at any time, and your participation in the offer does not constitute a guarantee that your employment will be continued through the grant date of the new options. Duane Reade can give no assurances that there will be no reductions in force or other terminations of employees in the future. If you elect to tender your eligible options pursuant to the offer, and your employment terminates after the expiration of the offer and prior to the grant date of the new options, you will not receive any new options and you will have lost all your rights with respect to the eligible options you tendered in the offer.

          If you are on an authorized leave of absence on the grant date of the new options, you will be entitled to a grant of new options only if you return to active employment with Duane Reade before February 27, 2004. In that event, you will receive a grant of new options on the date you return to active employment with an exercise price equal to the closing price of Duane Reade's common stock as reported on the New York Stock Exchange for the five-day trading period ending immediately prior to the date you return to active employment (but in no event less than the closing price on the date you return to active employment). See Section 8 of this Offer to Exchange.

6.   Conditions of the Offer.

          Duane Reade will not be required to accept any eligible options tendered for exchange, and Duane Reade may terminate or amend the offer, or postpone its acceptance and cancellation of any eligible options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, if at any time on or after February 27, 2003 and before the expiration of the offer, Duane Reade determines that any of the following events has occurred and, in Duane Reade's reasonable judgment, the occurrence of the event makes it inadvisable for Duane Reade to proceed with the offer or to accept and cancel eligible options tendered for exchange:

          (a) any threatened, instituted or pending action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer, the issuance of new options, or otherwise relates in any manner to the offer or that, in Duane Reade's reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of Duane Reade or its subsidiaries, or otherwise materially impair in any way the contemplated future conduct of Duane Reade's business or the business of any of its subsidiaries or materially impair the benefits that Duane Reade believes it will receive from the offer;

          (b) any action is threatened, pending or taken, or any approval, exemption or consent is withheld, withdrawn or provided subject to conditions, or any statute, rule, regulation, judgment, order or injunction is threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or Duane Reade or any of its subsidiaries, by any court or any authority, agency or tribunal or any consent, approval, exemption or exemption order required to be obtained from any government or governmental, regulatory or administrative agency, authority or tribunal is not obtained, is withdrawn or is subject to conditions, in any such case that, in Duane Reade's reasonable judgment, would or might directly or indirectly:

               (1) make the acceptance for exchange of, or issuance of new options for, some or all of the tendered eligible options illegal or otherwise restrict or prohibit consummation of the offer or otherwise relates in any manner to the offer;

               (2) delay or restrict Duane Reade's ability, or render Duane Reade unable, to accept for exchange, or grant or issue new options for, some or all of the tendered eligible options;

               (3) materially impair the benefits that Duane Reade believes it will receive from the offer;

               (4) require that Duane Reade obtain stockholder approval of the offer; or

               (5) materially and adversely affect the business, condition (financial or other), income, operations or prospects of Duane Reade or its subsidiaries, or otherwise materially impair in any way the contemplated future conduct of Duane Reade's business or the business of any of its subsidiaries;

          (c) there shall have occurred:

               (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

               (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

               (3) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

               (4) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in Duane Reade's reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

               (5) any significant decrease in the market price of the shares of Duane Reade's common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in Duane Reade's reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of Duane Reade or its subsidiaries or on the trading in Duane Reade's common stock or that, in Duane Reade's reasonable judgment, makes it inadvisable to proceed with the offer;

               (6) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof; or

               (7) any decline in either the Dow Jones Industrial Average, the New York Stock Exchange or the Standard and Poor's Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on February 27, 2003;

          (d) any change, development, clarification or position taken in generally accepted accounting standards which could or would require Duane Reade for financial reporting purposes to record compensation expense against its earnings in connection with the offer or the grant of the new options;

          (e) a tender or exchange offer with respect to some or all of Duane Reade's common stock, or a merger or acquisition proposal for Duane Reade, is proposed, announced or made by another person or entity or is publicly disclosed, or we shall have learned that:

               (1) any person, entity or "group," within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of Duane Reade's common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of Duane Reade's common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before March 27, 2003;

               (2) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before March 27, 2003 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of Duane Reade's common stock; or

               (3) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire Duane Reade or any of Duane Reade's subsidiaries or any of the assets or securities of Duane Reade or any of its subsidiaries; or

          (f) any change or changes or proposed change or changes occur in Duane Reade's business, condition (financial or other), assets, income, operations, prospects or share ownership or in that of its subsidiaries that, in Duane Reade's reasonable judgment, is or may be material to Duane Reade or its subsidiaries or materially impairs or impacts or may materially impair or impact the benefits that Duane Reade believes it will receive from the offer.

          The conditions to the offer are for Duane Reade's benefit. Duane Reade may assert them in its sole discretion regardless of the circumstances giving rise to them prior to the expiration of the offer. Duane Reade may, in its sole discretion, waive them, in whole or in part, at any time and from time to time prior to the expiration of the offer whether or not Duane Reade waives any other condition to the offer. Duane Reade's failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. Any determination Duane Reade makes concerning the events described in this Section 6 will be final and binding upon all parties.

          The offer is not conditioned on a minimum number of eligible employees accepting the offer or a minimum number of eligible options being tendered for exchange.

7.   Price Range of Common Stock Underlying the Eligible Options.

          Duane Reade's common stock is quoted on the New York Stock Exchange under the symbol "DRD." The following table shows, for the periods indicated, the high and low sales prices per share of Duane Reade's common stock as reported by the New York Stock Exchange.

                 Quarter Ended                         High               Low
                 -------------                         ----               ---
                                                         (in U.S. Dollars)
Fiscal Year 2002
December 28, 2002................................     20.21               14.02
September 28, 2002...............................     33.18               13.02
June 29, 2002....................................     35.34               30.89
March 30, 2002...................................     35.69               26.51

Fiscal Year 2001
December 29, 2001................................     32.95               27.49
September 29, 2001...............................     39.00               27.21
June 30, 2001....................................     37.30               32.11
March 31, 2001...................................     39.90               28.88

          As of February 25, 2003, the last sale price of Duane Reade's common stock as reported by the New York Stock Exchange was $12.31 per share, and there were 24,037,742 shares outstanding.

          Duane Reade's stock price has been, and in the future may be, highly volatile and could continue to decline. Duane Reade's stock price could also rise prior to the grant of the new options and thereafter fall. The trading price of Duane Reade common stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside Duane Reade's control. The new options will not be granted until promptly after the date that is six months and one day after the eligible options are cancelled pursuant to the offer (but in no event later than 30 days after such date). The exercise price of the new options will be the average closing price of Duane Reade's common stock reported on the New York Stock Exchange for the five-day trading period ending immediately prior to the date they are granted (but in no event less than the closing price on the date of grant). The exercise price of the new options may be higher than the exercise price of your tendered eligible options. In addition, Duane Reade's common stock may thereafter trade at prices below the exercise price of the new options. Depending on the exercise price of your tendered eligible options and other factors, including the fact that the new options will not fully vest until the third anniversary of their grant date, your new options may be less valuable than your tendered eligible options.

          WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR DUANE READE COMMON STOCK BEFORE DECIDING WHETHER TO TENDER YOUR ELIGIBLE OPTIONS FOR EXCHANGE. AT THE SAME TIME, YOU SHOULD CONSIDER THAT THE CURRENT MARKET PRICE OF DUANE READE COMMON STOCK MAY PROVIDE LITTLE OR NO BASIS FOR PREDICTING WHAT THE MARKET PRICE OF DUANE READE COMMON STOCK WILL BE ON THE GRANT DATE OF THE NEW OPTIONS OR AT ANY TIME IN THE FUTURE.

8.   Source and Amount of Consideration; Terms of New Options.

          Consideration

          Subject to the terms and conditions set forth in the offer, Duane Reade will grant new options to purchase Duane Reade's common stock with substantially similar terms as the eligible options for which they are exchanged except as described below. The new options will be granted under the 1997 plan. The offer is an even exchange. Duane Reade will grant a new option to purchase one share of Duane Reade common stock for every eligible option to purchase one share of Duane Reade common stock cancelled in the offer.

          The offer will have no effect either on outstanding options that are not eligible options or on eligible outstanding options that are not tendered in the offer. Those options will remain outstanding in accordance with, and subject to, their current terms.

          As of February 25, 2003, approximately 2,573,185 options were issued and outstanding. Of these options, approximately 1,401,249 (representing 54.5% of all such options) were held by eligible employees and are options eligible for the offer.

          If Duane Reade receives and accepts tenders of all eligible options, Duane Reade expects to grant a total of approximately 1,401,249 new options, based on a one-for-one exchange ratio and assuming that all eligible employees who have tendered their eligible options are entitled to a grant of new options. Non-employee members of Duane Reade's board of directors and consultants who hold options are not eligible to participate in the offer.

          General Terms of the New Options

          Duane Reade maintains two option plans that provide for the grant of stock options, the 1992 plan and the 1997 plan (which we refer to collectively as the "plans"). Options granted pursuant to the plans are evidenced by a stock option agreement. Eligible options that Duane Reade accepts for exchange pursuant to the offer will be cancelled, and the agreements evidencing such shares will be null and void. The new options will be issued pursuant to the 1997 plan. No new options will be granted under the 1992 plan. A new option agreement will be executed between each eligible employee whose eligible options are accepted for exchange and cancelled pursuant to the offer and Duane Reade. A copy of the form of the new option agreement has been filed by Duane Reade with the SEC as an exhibit to the Tender Offer Statement on Schedule TO relating to the offer.

          The new options will have substantially similar terms and conditions as the eligible options for which they are exchanged, except for the following:

          o Exercise Price. The exercise price of the new options will be equal to the average closing price of Duane Reade's common stock on the New York Stock Exchange for the five trading days ending immediately prior to the date of grant (but in no event less than the closing price on the date of grant), which will occur promptly after the date that is six months and one day after the eligible options are cancelled pursuant to the offer (but in no event later than 30 days after such date). Because the new options will be granted at least six months and one day following the date eligible options are cancelled pursuant to the offer (or later in the case of certain employees on an authorized leave of absence on that date), Duane Reade cannot predict the exercise price of the new options. Accordingly, the new options may have a higher exercise price than some or all of your eligible options that are cancelled pursuant to the offer. Although the exercise price of the new options will remain unknown until the grant date, Duane Reade recommends that you obtain current market quotations for its common stock before deciding whether to tender your eligible options.

          o Vesting. The new options will vest in three equal annual installments beginning on the first anniversary of the date of grant, with all new options becoming fully vested on the third anniversary of the date of grant. The eligible options granted under the plans generally vest in five equal installments beginning on the first anniversary of grant, with all options becoming fully vested on the fifth anniversary of the date of grant. Certain eligible options may have special vesting terms, and you should review your applicable option agreements to ascertain the vesting schedule applicable to your eligible options. The new options you receive in exchange for your eligible options will not be fully vested until the third anniversary of the grant date, even if the eligible options you exchange are currently fully or partially vested and exercisable. If your employment terminates for any reason prior to the third anniversary of the grant date, the unvested portion of your new options will be forfeited. We urge you to consider your future career plans in determining whether or not to participate in the offer.

          o Retirement. Upon your retirement, your new options will continue to vest in accordance with the new vesting schedule and remain exercisable through the remainder of their ten-year term. The eligible options do not continue to vest and terminate 30 days following your retirement.

          o Term. The term of your new options will generally be ten years from the date of grant, subject to earlier expiration upon your termination or certain corporate transactions. The eligible options generally have original terms of ten years but may have less than ten years remaining under their terms.

          General Description of Duane Reade's 1992 Stock Option Plan and 1997 Equity Participation Plan

          The following description provides a summary of the material terms of the plans, and the eligible options granted thereunder. This description may not be complete and is subject to, and qualified in its entirety by reference to, all provisions of the plans and the applicable forms of option agreements which are in their entirety incorporated herein by reference. You should read the following description in conjunction with the plans, which have been filed as exhibits to the Registration Statement on Form S-1 filed by Duane Reade with the SEC on January 15, 1998. Duane Reade strongly urges you to review the terms of the plans under which your options have been granted prior to determining whether or not to participate in the offer. Duane Reade also strongly urges you to review the terms of your applicable stock option agreements. You may contact Duane Reade at Duane Reade Inc. Human Resources Department, Attention: Jim Rizzo, 440 Ninth Avenue, New York, New York 10001, Telephone number: (212) 273-5748, Facsimile number: (212) 494-8205, email: rizzoj@duanereade.com, in order to request copies, at Duane Reade's expense, of the plans or the form of option agreement evidencing your award.

          General. The maximum number of shares of Duane Reade common stock available for issuance under the 1997 plan is 2,971,181. Currently there are 179,035 shares of common stock available for issuance under the 1997 plan; however, this amount will increase based upon the number of eligible options tendered for exchange in the offer. The 1997 plan permits the grant of options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, (which we refer to as the "Code"), as well as options that do not qualify as incentive stock options. All eligible options are non-qualified stock options. Similarly, all new options granted pursuant to the offer will be non-qualified stock options.

          The 1992 plan has expired, and no additional options will be granted thereunder. Eligible options granted under the 1992 plan that are exchanged in the offer will be exchanged for new options issued under the 1997 plan.

          Administration. The 1997 plan is administered by the compensation committee of Duane Reade's board of directors, consisting of at least two independent directors each of whom is both a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" as defined in Section 162(m) of the Code. The 1992 plan is administered by a committee of directors designated by the board. We refer to these committees collectively as the "compensation committee." The compensation committee generally has the power, authority and discretion to designate participants, determine the number of shares of Duane Reade common stock to which an option will relate, accelerate the vesting of options, and determine the terms and conditions of the options granted, including, but not limited to, the exercise price and the restrictions on the exercisability of the options.

          Eligibility. Under the plans, options may be granted to employees and consultants selected by the compensation committee, and non-employee directors selected by Duane Reade's board of directors. The offer is being made only to eligible employees of Duane Reade who hold eligible options and are continuously employed, or on an authorized leave of absence from, Duane Reade on the date the offer is launched through the date new options are granted. Consultants and non-employee members of Duane Reade's board of directors are not eligible to participate in the offer.

          Term. The compensation committee determines the term of the options granted under the plans, which may not exceed ten years from the date of grant. The new options to be granted pursuant to the offer will have a term of ten years from the date of grant.

          Vesting and Exercise. Under the plans, the compensation committee determines the vesting period for each option. The new options will vest in three equal annual installments beginning on the first anniversary of the date of grant, with all new options becoming fully vested on the third anniversary of the date of grant.

          Termination of Employment. Upon termination of employment for any reason other than retirement, all unvested new options will expire immediately and vested new options will expire as of (i) the date of your termination of employment for cause, as determined by the compensation committee, (ii) 180 days after your termination of employment by reason of death or permanent disability, or (iii) 30 days after your termination for any reason other than death, permanent disability, retirement or cause. Upon your retirement, your new options will continue to vest in accordance with the three-year vesting schedule and remain exercisable through the remainder of their ten-year term.

          Sale of the Company. In the event of a sale of Duane Reade, all options granted under the plans will immediately vest in full unless the options are assumed or replaced by the successor entity. A sale generally occurs upon:
(i) any entity other than Duane Reade or its subsidiaries and affiliates becoming the beneficial owner of securities representing more than 50% of the combined voting power of Duane Reade; (ii) the approval by Duane Reade's stockholders of a merger or consolidation which would result in more than 50% of the combined voting power of Duane Reade being owned by persons who were not stockholders of Duane Reade prior to the transaction; and (iii) the sale, transfer or other disposition of all or substantially all of Duane Reade's assets.

          Exercise Price. The exercise price of your new options will be equal to the market value of the Duane Reade's common stock at the time the new option is granted, as determined by the average closing price of Duane Reade's common stock as reported on the New York Stock Exchange for the five-day trading period ending immediately prior to the grant date of the new options (but in no event less than the closing price on the date of grant).

          Method of Exercising. You may exercise your options, in whole or in part, by delivering to Duane Reade's Secretary (i) a signed written notice setting forth your election to exercise, the number of shares of common stock with respect to which the option is being exercised and any other representations and agreements required by Duane Reade in order to comply with applicable securities laws and (ii) the exercise price of the options being exercised. The permissible method of payment of the option exercise price under the 1997 plan is cash. However, the following methods of payment may be used where permitted by law and approved by the compensation committee:

          o    delivery of a promissory note;

          o surrender of shares of Duane Reade's common stock having a fair market value equal to the exercise price of the options;

          o instructing Duane Reade to withhold shares otherwise issuable pursuant to an exercise of options having a fair market value equal to the exercise price of the options;

          o    delivery of property;

          o waiver of compensation due or accrued to you for services rendered; or

          o delivery of a notice that you have placed a market sell order with a broker with respect to shares of Duane Reade's common stock then issuable upon exercise of the options, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to Duane Reade in satisfaction of the exercise price of the options.

          The permissible methods of payment of the option exercise price under the 1992 plan include cash and delivery of a promissory note.

          Transferability. Options granted under the plans are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code.

          Stockholder Rights. You have no stockholder rights with respect to Duane Reade's common stock subject to outstanding options until the options have been exercised.

          No Rights to Employment. Employment with Duane Reade is "at will" and nothing in the plans confers on any eligible employees any right to continued employment at any time, including, without limitation, the period following the cancellation of the eligible options and the grant of the new options.

          Change in Capitalization. The plans generally provide that in the event of a corporate transaction involving Duane Reade (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the compensation committee or the board of directors may adjust the applicable terms and provisions of options (including, without limitation, the exercise price and the number and kind of shares underlying the options) to preserve the benefits or potential benefits of the options.

          Amendment, Modification and Termination. The compensation committee may generally, at any time and from time to time, amend, modify or terminate the plans without stockholder approval; provided, however, that stockholder approval is required if: (i) the amendment increases the number of shares that may be optioned or sold under the plans; (ii) such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations; or (iii) the amendment extends the expiration dates of the plans. Furthermore, no amendment, modification or termination may adversely alter or affect the terms of outstanding options without the consent of the affected employee. Duane Reade does not presently anticipate that the compensation committee will make any material amendments to the plan prior to the grant date of the new options other than amendments that the committee considers necessary or desirable to comply with local tax or regulatory requirements.

          Registration of Option Shares. All shares of Duane Reade common stock issuable upon exercise of options under the plans, including the shares of common stock that will be issuable upon exercise of all new options, have been registered under the Securities Act of 1933, as amended, on a registration statement on Form S-1 filed with the SEC. Unless you are considered an affiliate of Duane Reade, you will be able to sell your shares of Duane Reade common stock received upon the exercise of your new options free of any transfer restrictions under applicable securities laws.

          Tax Consequences. You should refer to Section 13 for a discussion of the U.S. federal income tax consequences of accepting or rejecting the offer.

9.   Information Concerning Duane Reade.

          General

          Founded in 1960, Duane Reade Inc. was incorporated in Delaware in 1992. Duane Reade's common stock has traded on the New York Stock Exchange under the symbol "DRD" since February 10, 1998. Duane Reade's principal executive offices are located at 440 Ninth Avenue, New York, New York 10001, and Duane Reade's telephone number is (212) 273-5700. Duane Reade's Internet address on the World Wide Web is http://www.duanereade.com. Information contained on Duane Reade's website or the Duane Reade intranet does not constitute a part of the offer. For additional information regarding Duane Reade, you should also review the materials that Duane Reade has filed with the SEC and has listed in Section 16.

          Overview of Duane Reade's Business

          Duane Reade is the largest drugstore chain in New York City. As of December 28, 2002, Duane Reade operated 124 of its 228 stores in Manhattan's high-traffic business and residential districts and had a total of 104 stores in New York's outer boroughs and in densely populated New York suburbs. Despite the high costs of operating in metropolitan New York, Duane Reade has successfully achieved low operating cost margins due, in part, to high per store sales volume and relatively low warehouse, distribution and advertising costs.

          Duane Reade's core business encompasses the following products and services:

          Merchandising: Duane Reade's overall merchandising strategy is to provide the broadest selection of branded and private label drugstore products available in metropolitan New York and to sell them at everyday low prices. In addition to prescription and over-the-counter drugs, Duane Reade offers brand name and private label health and beauty care products, food and beverage items, tobacco products, cosmetics, housewares, hosiery, greeting cards, photofinishing services, photo supplies, seasonal merchandise and other products. In addition to a wide array of brand products, Duane Reade also offers its own private label products.

          Pharmacy: Duane Reade believes that an extensive network of conveniently located stores, strong local market position, pricing policies and reputation for high quality health care products and services provide a competitive advantage in attracting pharmacy business from individual customers, as well as managed care organizations, insurance companies, employers and other third-party payors. During 1999, Duane Reade launched a central fill facility, a new service initiative aimed at improving customer service at its higher volume pharmacies and the first of its kind in the retail drugstore industry. The central fill facility, which receives orders via internet, phone or fax from customers and physicians, determines which prescriptions can be most efficiently filled centrally and forwards the balance to the local stores. The selected prescriptions are filled and then delivered to the appropriate store in advance of the scheduled pickup, thereby reducing waiting times during peak periods.

          Internet: In 1999, Duane Reade launched an interactive website, "www.duanereade.com" which customers may use to access company information, fill prescriptions and purchase over-the-counter medications as well as health and beauty care products and other non-pharmacy items. Internet-based purchases are available for both front-end and pharmacy products and can be delivered directly to the customer or made available at the customer's store of choice for pickup.

          Selected Financial Data

          The following table sets forth selected consolidated financial operating data for Duane Reade. The selected historical statement of operations data for the years ended December 28, 2002, December 29, 2001 and December 30, 2000 and the selected historical balance sheet data as of December 28, 2002, December 29, 2001 and December 30, 2000 have been derived from the consolidated financial statements included in Duane Reade's annual report on Form 10-K for the fiscal year ended December 29, 2001 and Duane Reade's current report on Form 8-K dated February 20, 2003. The selected historical statement of operations data for the nine months ended September 28, 2002 and September 29, 2001, the selected balance sheet data as of September 28, 2002 and September 29, 2001 and the book value per share and ratio of earnings to fixed charges as of September 28, 2002 and September 29, 2001 have been derived from the unaudited consolidated financial statements included in our quarterly report on Form 10-Q for the period ended September 28, 2002. The information presented below should be read together with our consolidated financial statements and the notes related thereto, as well as the section of these reports entitled Management's Discussion and Analysis of Financial Condition and Results of Operations.



                    Consolidated Statements of Operation Data


                                                                Fiscal Years Ended               Nine Months Ended
                                                      -----------------------------------------------------------------

                                                         28-Dec       29-Dec       30-Dec       28-Sep       29-Sep
                                                          2002         2001         2000         2002         2001
                                                      -----------------------------------------------------------------
                                                                   (In thousands, except per share data)


Revenue                                                 $1,274,451   $1,143,564   $1,000,068   $943,376     $843,460

  Costs and expenses:



     Cost of sales                                         988,033      871,215      745,717    732,669      641,768

     Selling, general and administrative                   189,135      172,972      155,584    135,700      130,870

     Depreciation, amortization and other                   29,021       28,301       24,546     21,987       21,126
                                                      --------------------------------------------------------------


Operating Income                                            68,262       71,076       74,221     53,020       49,696

     Interest expense, net                                  17,925       27,623       35,935     14,375       21,834
                                                      --------------------------------------------------------------

Income before income taxes                                  50,337       43,453       38,286     38,645       27,862

     Income taxes                                           18,852       17,232       15,610     15,344       11,649
                                                      --------------------------------------------------------------

     Income before extraordinary charge and
     cumulative effect of accounting change                 31,485       26,221       22,676     23,301       16,213

     Extraordinary charge                                    6,646        1,491            -      7,925        1,491

     Cumulative effect of accounting change                  9,262            -            -      9,262            -
                                                      --------------------------------------------------------------
Net Income                                                 $15,577      $24,730      $22,676     $6,114      $14,722
                                                      ==============================================================


Per common share-basic

Income before extraordinary and cumulative effect
of accounting change                                         $1.32        $1.25        $1.28      $0.98        $0.80

Extraordinary charge                                          0.28         0.07            -       0.33         0.07

Cumulative effect of accounting change                        0.39            -            -       0.39            -
                                                      --------------------------------------------------------------
Net income                                                   $0.65        $1.18        $1.28      $0.26        $0.73
                                                      ==============================================================

           Weighted average shares outstanding - basic      23,852       20,984       17,718     23,816       20,254


Per common share-diluted

Income before extraordinary and cumulative effect
of accounting change                                         $1.28        $1.20        $1.23      $0.95        $0.77

Extraordinary charge                                          0.27         0.07            -       0.32         0.07

Cumulative effect of accounting change                        0.38            -            -       0.38            -
                                                      --------------------------------------------------------------
Net income                                                   $0.63        $1.13        $1.23       0.25         0.70
                                                      ==============================================================

     Weighted-average shares outstanding - diluted          24,563       21,851       18,424     24,574       21,168

                         Consolidated Balance Sheet Data


                                                             As of Fiscal Years Ended            Nine Months Ended
                                                      --------------------------------------------------------------

                                                           28-Dec       29-Dec       30-Dec     28-Sep       29-Sep
                                                            2002         2001         2000       2002         2001
                                                      --------------------------------------------------------------
                                                                               (In thousands)

Current assets                                            $322,772     $316,471     $244,293   $317,934     $296,886

Current liabilities                                         91,855      102,362       89,827     82,322       87,308
                                                      --------------------------------------------------------------

Working capital                                           $230,917     $214,109     $154,466   $235,612     $209,578

Non-current assets                                         415,083      362,514      326,637    409,066      359,668

Non-current liabilities                                    316,132      281,416      366,606    325,407      293,338

Total debt, including current portion                      269,741      247,155      353,001    288,219      262,899

Stockholders' equity                                       329,868      295,207      114,497    319,271      275,908




                              Book Value per Share

                                                                                                 Nine Months Ended
                                                                                             --------------------------

                                                                                                28-Sep       29-Sep
                                                                                                 2002         2001
                                                                                             --------------------------

Common shares outstanding (in thousands)                                                           23,948      23,103

Book Value (stockholders' equity) per common share outstanding                                     $13.33      $11.94



                       Ratio of Earnings to Fixed Charges

                                                                                                 Nine Months Ended
                                                                                             --------------------------

                                                                                                28-Sep       29-Sep
                                                                                                 2002         2001
                                                                                             --------------------------

Ratio of Earnings to Fixed Charges                                                                   1.96        1.64

          Duane Reade adopted SFAS 142, effective December 30, 2001. In order to illustrate how the provisions of SFAS 142 would have affected Duane Reade's historical financial statements if SFAS 142 had been in effect for the fiscal years ended December 29, 2001 and December 30, 2000, and to set forth the transitional disclosures described in SFAS 142, set forth below is a table showing the changes that would have been reflected in Duane Reade's net income and earnings per share if the provisions of SFAS 142 had been in effect for the fiscal years ended December 29, 2001 and December 30, 2000.

          Had the provisions of SFAS 142 been in effect during the fiscal years ended December 29, 2001 and December 30, 2000, goodwill amortization would have been eliminated, increasing net income and earnings per share as follows:

                                                                                       Fiscal Year
                                                                              ------------------------------
                                                                                   2001           2000
                                                                                (In thousands, except per
                                                                                      share amount)
                                                                              -----------------------------

Income before extraordinary charge, as reported..........................            $26,221        $22,676
Goodwill amortization, net of tax........................................              2,608          2,581
                                                                                 -----------    -----------
Adjusted income before extraordinary charge..............................            $28,829        $25,257
                                                                                 ===========    ===========

Net income, as reported..................................................            $24,730        $22,676
Goodwill amortization, net of tax........................................              2,608          2,581
                                                                                 -----------    -----------
Adjusted net income......................................................            $27,338        $25,257
                                                                                 ===========    ===========

Per common share-basic:
     Income before extraordinary charge, as reported.....................              $1.25          $1.28
     Goodwill amortization, net of tax...................................               0.12           0.15
                                                                                 -----------    -----------
     Adjusted income before extraordinary charge.........................              $1.37          $1.43
                                                                                 ===========    ===========

     Net income, as reported.............................................              $1.18          $1.28
     Goodwill amortization, net of tax...................................               0.12           0.15
                                                                                 -----------    -----------
     Adjusted net income.................................................              $1.30          $1.43
                                                                                 ===========    ===========

Per common share-diluted:
     Income before extraordinary charge, as reported.....................              $1.20          $1.23
     Goodwill amortization, net of tax...................................               0.12           0.14
                                                                                 -----------    -----------
     Adjusted income before extraordinary charge.........................              $1.32          $1.37
                                                                                 ===========    ===========

     Net income, as reported.............................................              $1.13          $1.23
     Goodwill amortization, net of tax...................................               0.12           0.14
                                                                                 -----------    -----------
     Adjusted net income.................................................              $1.25          $1.37
                                                                                 ===========    ===========



10. Interests of Directors and Officers; Transactions and Arrangements Concerning the Options and Duane Reade's Common Stock.

          A list of Duane Reade's directors and executive officers is attached to this document as Schedule A. As of February 25, 2003, such persons, as a group, beneficially owned a total of approximately 2,044,296 options under the 1992 plan and 1997 plan, which represented approximately 79.4% of all options under those plans outstanding as of that date, after giving effect to options granted through February 25, 2003. If they meet the requirements of eligible employees, Duane Reade's executive officers may participate in the offer, but none of Duane Reade's non-employee directors are eligible to participate in the offer.

          Neither Duane Reade nor any of its directors or executive officers engaged in transactions involving the eligible options during the 60 days prior to the commencement of the offer.

11.  Accounting Consequences of the Offer.

          Duane Reade believes that it will not incur any material compensation expense solely as a result of the transactions contemplated by the offer because:

          o Duane Reade will not grant any new options to employees whose eligible options are accepted for exchange and cancelled by Duane Reade pursuant to the offer until a date that is at least six months and one day after the eligible options are cancelled pursuant to the offer;

          o no options were issued to employees eligible to participate in the offer during the six-month period prior to the currently scheduled expiration of the offer;

          o the exercise price of the new options will be equal to the average closing price of Duane Reade's common stock as reported on the New York Stock Exchange for the five-day trading period ending immediately prior to the date of grant (but in no event less than the closing price on the date of grant), which will occur promptly after the date that is six months and one day after the eligible options are cancelled pursuant to the offer (but in no event later than 30 days after such date); and

          o Duane Reade has not made any oral or written agreement or implied promise to compensate the employees who accept the offer for any increase in the market price of Duane Reade's common stock occurring after the cancellation of tendered options but prior to the granting of the new options.

          Duane Reade would incur additional compensation expense, however, if, within the six month and one day waiting period following the cancellation of the tendered options pursuant to the offer, any new options were to be granted to any option holder whose options were accepted for exchange and cancelled, and those new options would become variable. An option grant made before the expiration of that period would be treated for financial reporting purposes as a variable award. In such event, Duane Reade would be required to record as a compensation expense chargeable against Duane Reade's reported earnings all increases in the market price of the underlying option shares which occurs between the grant date of that option and the date the option is exercised for those shares or otherwise terminates unexercised. This could have a negative impact on Duane Reade's stock price performance.

12.  Legal Matters; Regulatory Approvals.

          Duane Reade is not aware of any license or regulatory permit that appears to be material to Duane Reade's business that might be adversely affected by Duane Reade's exchange of eligible options and issuance of new options to eligible employees as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Duane Reade's options as contemplated herein, other than such other approvals as have been or are expected to be obtained by Duane Reade. Duane Reade is unable to predict whether it may determine that it is required to delay the acceptance of eligible options for exchange pending the outcome of any such matter. Duane Reade cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to Duane Reade's business. Duane Reade's obligation under the offer to accept any tendered eligible options for exchange is subject to conditions, including the conditions described in Section 6.

          On October 7, 2002, the New York Stock Exchange filed proposed new listing standards with the SEC. If adopted, the listing standards would require prior stockholder approval of certain equity-compensation plans and transactions, possibly including option exchange offers. Duane Reade does not know when the new listing standards will become effective or the effect, if any, that they will have on the offer. However, if the listing standards become effective after your eligible options are cancelled pursuant to the offer and before the new options are granted and they are retroactively applied to the offer, it is possible that Duane Reade will be prohibited from granting the new options pursuant to the offer.

13.  Material U.S. Federal Income Tax Consequences.

          The following is a general summary of the material U.S. federal income tax consequences of the exchange of eligible options for new options pursuant to the offer. This discussion is based on the Code, its legislative history, treasury regulations and administrative and judicial interpretations as of the date of the offer, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of option holders. Duane Reade has not obtained a ruling from the Internal Revenue Service as to the tax consequences of the exchange, and it is possible that the Internal Revenue Service could take a contrary position.

          DUANE READE RECOMMENDS THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

          Duane Reade believes that the offer will be treated as a non-taxable exchange. If you tender for exchange eligible stock options for new options, you will not be required to recognize income for federal income tax purposes at the time of the exchange. In addition, you will not be required to recognize income for federal income tax purposes upon the grant of the new options. All new options will be non-qualified options. As a result, upon the exercise of new options, you will recognize compensation income, taxable as ordinary income in an amount equal to the excess of (i) the fair market value of the share of common stock purchased upon exercise over (ii) the exercise price of the option. This income will be subject to the withholding and employment taxes in effect at the time of exercise.

          The tax basis of any shares of Duane Reade common stock that you receive upon exercise of new options will be equal to the fair market value of those shares on the date of exercise of those options. Upon the subsequent sale of Duane Reade common stock acquired pursuant to the exercise of the new options, you will realize a capital gain or loss equal to the difference between the sale price and your tax basis. Any capital gains or losses will be treated as long-term capital gains or losses if you held the shares for more than one year following exercise of the options.

          Duane Reade will be entitled to a deduction equal to the amount of compensation income, taxable as ordinary income, recognized by you as a result of the exercise of the new options in the year of such exercise.

          IF YOU CHOOSE NOT TO EXCHANGE YOUR ELIGIBLE OPTIONS, DUANE READE RECOMMENDS THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES APPLICABLE TO THE EXERCISE OF THE ELIGIBLE OPTIONS YOU DO NOT EXCHANGE AND TO THE SUBSEQUENT SALE OF THE COMMON STOCK PURCHASED UNDER THOSE OPTIONS.

14.  Extension of Offer; Termination; Amendment.

          Duane Reade may, from time to time, extend the period of time during which the offer is open and delay accepting any eligible options tendered to Duane Reade by announcing the extension and giving email or written notice of the extension to eligible employees and making an announcement thereof. If, after the launch of the offer, applicable laws or regulations are amended to require approval of the offer by Duane Reade's stockholders, Duane Reade may extend the offer for as long as it deems necessary in order to seek approval of the offer by its stockholders; however, Duane Reade is under no obligation to do so. If the offer is extended, then the grant date of the new options will also be extended, if necessary, to ensure that the new options are granted at least six months and one day following the date tendered eligible options are cancelled pursuant to the offer.

          Duane Reade also expressly reserves the right, in its sole discretion, prior to the expiration of the offer, to terminate or amend the offer and to postpone its acceptance and cancellation of any eligible options tendered for exchange upon the occurrence of any of the conditions specified in Section 6, by giving email or written notice of such termination or postponement to eligible employees and making an announcement thereof. Duane Reade's reservation of the right to delay its acceptance and cancellation of eligible options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act of 1934, as amended, which requires that Duane Reade pay the consideration offered or return the eligible options tendered promptly after termination or withdrawal of a tender offer.

          Subject to compliance with applicable law, Duane Reade further reserves the right, in its sole discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by Duane Reade to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to eligible employees or by decreasing or increasing the number of options subject to the offer.

          Amendments to the offer may be made at any time and from time to time by an announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced expiration of the offer. Any announcement made pursuant to the offer will be disseminated promptly to eligible employees in a manner reasonably designated to inform eligible employees of such change. Without limiting the manner in which Duane Reade may choose to make an announcement, except as required by applicable law, Duane Reade has no obligation to publish, advertise or otherwise communicate any such announcement other than by issuing email and written notice through Duane Reade's normal channels.

          If Duane Reade materially changes the terms of the offer or the information concerning the offer, or if Duane Reade waives a material condition of the offer, Duane Reade will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act of 1934, as amended. These rules require minimum periods during which an offer must remain open following material changes in the terms of an offer or information concerning an offer, including a change in price or a change in percentage of securities sought.

15.  Fees and Expenses.

          Duane Reade will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of eligible options pursuant to the offer.

16.  Additional Information.

          Duane Reade has filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part, with respect to the offer. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. Duane Reade recommends that you review the Schedule TO, including its exhibits, and the following materials, which Duane Reade has filed with the SEC, before making a decision on whether to tender your eligible options:

          (a) Duane Reade's annual report on Form 10-K for the fiscal year ended December 29, 2001, filed with the SEC on March 28, 2002;

          (b) Duane Reade's quarterly report on Form 10-Q for the fiscal quarter ended March 30, 2002, filed with the SEC on May 14, 2002;

          (c) Duane Reade's quarterly report on Form 10-Q for the fiscal quarter ended June 29, 2002, filed with the SEC on August 13, 2002;

          (d) Duane Reade's quarterly report on Form 10-Q for the fiscal quarter ended September 28, 2002, filed with the SEC on November 12, 2002;

          (e) the description of Duane Reade's common stock contained in Duane Reade's registration statement on Form 8-A, filed with the SEC on January 30, 1998, including all amendments or reports updating this description;

          (f) the description of Duane Reade's 1992 Stock Option Plan and 1997 Equity Participation Plan filed as exhibits to Duane Reade's Registration Statement on Form S-1 filed with the SEC on January 15, 1998; and

          (g) Duane Reade's Reports on Form 8-K, dated November 29, 2002, January 21, 2003, and February 20, 2003.

          Duane Reade hereby incorporates by reference additional documents that Duane Reade may file with the SEC between the date of this Offer to Exchange and the expiration of the offer. These include periodic reports, such as annual reports on Form 10-K and current reports on Form 8-K, as well as proxy statements.

          The SEC File Number for these filings is 333-41239. These filings, Duane Reade's other annual, quarterly and current reports, Duane Reade's proxy statements and Duane Reade's other SEC filings may be examined, and copies may be obtained, at the following SEC public reference room:

                      450 Fifth Street, N.W.
                      Room 1024
                      Washington, D.C.  20549

You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Duane Reade's SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

          Duane Reade's shares of common stock are quoted on the New York Stock Exchange under the symbol "DRD."

          Duane Reade will also provide without charge to each person to whom a copy of this Offer to Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which Duane Reade has referred you. Requests should be directed to:

          Duane Reade Inc. Human Resources Department
          Attention:  Jim Rizzo
          440 Ninth Avenue
          New York, New York  10001
          Telephone number:  (212) 273-5748
          Facsimile number:  (212) 494-8205
          Email:  rizzoj@duanereade.com

between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time. As you read the documents listed in Section 16, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document. The information about Duane Reade contained in this Offer to Exchange should be read together with the information contained in the documents to which Duane Reade has referred you.

17.  Forward-Looking Statements.

          This Offer to Exchange and Duane Reade's SEC reports referred to above include forward-looking statements that reflect Duane Reade management's current expectations concerning future results and events. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe Duane Reade's objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause Duane Reade's actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. In addition to the risk factors described in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Factors that may affect future results of operations" contained in Duane Reade's annual report on Form 10-K for the fiscal year ended December 29, 2001 and Duane Reade's quarterly reports on Form 10-Q filed after such Form 10-K, the following important risks and uncertainties could affect future results, causing these results to differ materially from those expressed in Duane Reade's forward-looking statements:

          o general economic conditions in the United States and in the New York City metropolitan area;

          o the continued impact of, or new occurrences of, terrorist attacks in the New York City metropolitan area;

          o the competitive environment in the drugstore industry in general and in Duane Reade's specific market area;

          o    changes in costs of goods and services;

          o    changes in operating strategy or development plans;

          o    liability and other claims asserted against Duane Reade; and

          o    demographic changes.

          These factors and the risk factors described in Duane Reade's SEC filings are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of Duane Reade's forward-looking statements. Other unknown or unpredictable factors also could affect Duane Reade's future results. The forward-looking statements included in the above-mentioned annual report on Form 10-K and quarterly reports on Form 10-Q were made only as of the respective date of these reports. Duane Reade expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

18.  Miscellaneous.

          Duane Reade is not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If Duane Reade becomes aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, Duane Reade will make a good faith effort to comply with such law. If, after such good faith effort, Duane Reade cannot comply with such law, the offer will not be made to, nor will tenders be accepted from or on behalf of, eligible employees residing in such jurisdiction.

          Duane Reade has not authorized any person to make any recommendation or representations on its behalf as to whether you should tender or refrain from tendering your eligible options pursuant to the offer. You should rely only on the information contained in this document or to documents to which Duane Reade has referred you. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by Duane Reade.

                                              Duane Reade Inc.

February 27, 2003

                                   SCHEDULE A

   INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF DUANE READE


Name                        Title                                                Business Address and Telephone*
----                        -----                                                ------------------------------
Anthony J. Cuti             Chairman of the Board,
                            President and Chief Executive Officer

Gary Charboneau             Senior Vice President of Sales and Marketing

John K. Henry               Senior Vice President and Chief Financial Officer

Jerry M. Ray                Senior Vice President - Store Operations

Chris Darrow                Vice President and Controller

Anthony M. Goldrick         Vice President - Finance

Joseph S. Lacko             Vice President - Management Information Systems

James M. Rizzo              Vice President - Human Resources

Don Yuhasz                  Vice President - Distribution                        Duane Reade Inc.
                                                                                 55-02 55th Avenue
                                                                                 Maspeth, New York  11378
                                                                                 (718) 349-0299
Michelle Bergman            Vice President - General Counsel

Thomas Ordemann             Vice President - Store Operations

Mike Knievel                Vice President - Asset Protection

Chris Lane                  Vice President - Pharmacy Operations

David L. Jaffe              Director                                             Centre Partners Management
                                                                                 30 Rockefeller Plaza, Suite 5050
                                                                                 New York, New York  10020
                                                                                 (212) 332-5800
Kevin Roberg                Director

David W. Johnson            Director

Carl M. Pradelli            Director

William Simon               Director

Kenneth B. Woodrow          Director

* Unless otherwise indicated the business address and telephone of the persons set forth on this Schedule are Duane Reade Inc., 440 Ninth Avenue, New York, New York 10001, (212) 273-5700.

                                   SCHEDULE B

                            FORM OF ACCEPTANCE LETTER


                                DUANE READE INC.

                                  ACCEPTANCE OF
                             OPTIONS PURSUANT TO THE
                    OFFER TO EXCHANGE DATED FEBRUARY 27, 2003

                         THE ACCEPTANCE RIGHTS EXPIRE AT
                   5:00 P.M., EASTERN TIME, ON MARCH 27, 2003,
                   UNLESS THE OFFER IS EXTENDED BY DUANE READE

To:  Duane Reade Inc. Human Resource Department
     Attention:  Jim Rizzo
     440 Ninth Avenue
     New York, New York  10001
     Telephone number:  (212) 273-5748
     Facsimile number:  (212) 494-8205

     Delivery of the signature page of this acceptance letter by regular external mail or hand delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via email will not constitute a valid delivery.

To Duane Reade Inc.:

          I have received and read the Offer to Exchange dated February 27, 2003 (the "Offer to Exchange"), the related cover letter and this Acceptance Letter (this "Letter" which, together with the Offer to Exchange and the related cover letter, as they may be amended from time to time, constitutes the "Offer").

          Subject to the terms and conditions of the Offer, I, the undersigned, hereby tender to Duane Reade Inc. ("Duane Reade" or the "Company ") the eligible options to purchase shares of common stock of the Company (the "Common Stock") set forth on the signature page to this Letter that (i) were granted to me under the 1992 Stock Option Plan (the "1992 Plan") and/or the 1997 Equity Participation Plan (the "1997 Plan" and together with the 1992 Plan, the "Option Plans"), (ii) have an exercise price equal to or in excess of $16 per share and
(iii) are outstanding on the expiration date of the Offer (the "Tendered Options") in exchange for new options that Duane Reade will grant under the 1997 Plan (the "New Options").


          I understand and acknowledge that:

          o I am not required to exchange all of my eligible options, but I must tender all options covered by a particular grant evidenced by one option agreement if I wish to accept this Offer. While generally no partial tenders with respect to eligible options granted pursuant to the same option agreement will be accepted, I may tender the remaining portion of an eligible option that I have partially exercised.

          o All Tendered Options properly tendered prior to 5:00 p.m., Eastern Time, on March 27, 2003, unless the Company has extended the period of time the Offer will remain open, will be exchanged for New Options if the Tendered Options are (i) properly tendered, and not validly withdrawn, by eligible employees before the expiration of the Offer and (ii) accepted by Duane Reade upon the terms and subject to the conditions of the Offer.

          o Tendered Options that Duane Reade accepts for exchange pursuant to the Offer will be cancelled and the agreements evidencing such shares will be null and void. The New Options will be issued pursuant to the 1997 Plan. I will execute a new option agreement with Duane Reade.

          o Duane Reade will grant the New Options promptly after the date that is six months and one day after the Tendered Options are cancelled pursuant to the Offer (but in no event later than 30 days after such date). The Offer is an even exchange. Duane Reade will grant a New Option to purchase one share of Duane Reade common stock for each Tendered Option to purchase one share of Duane Reade common stock exchanged in the Offer.

          o If I accept the Offer and my employment with Duane Reade is terminated for any reason (including death and permanent disability) after such acceptance but prior to the expiration of the Offer, my acceptance will be presumed to have been withdrawn, and my eligible options will remain outstanding in accordance with their current terms.

          o If I elect to accept the Offer and after the cancellation of my eligible options pursuant to the offer, my employment terminates for any reason including, without limitation, a reduction in force, my voluntary resignation, my termination with or without cause or my death or permanent disability prior to the grant of New Options, I will not receive any New Options, and I will have lost all my rights with respect to the Tendered Options that I tendered in the Offer. I understand that my employment with Duane Reade is "at will" and may be terminated at any time.

          o If I accept the Offer and I am on an authorized leave of absence on the New Option grant date, I will be entitled to a grant of New Options only if I return to active employment with Duane Reade before February 27, 2004. In that event, I will receive a grant of New Options on the date I return to active employment.

          o The exercise price of the New Options will be equal to the average closing price of Duane Reade's common stock as reported on the New York Stock Exchange for the five-day trading period ending immediately prior to the date of grant (but in no event less than the closing price on the date of grant), which will occur promptly after the date that is six months and one day after the Tendered Options are cancelled pursuant to the Offer (but in no event later than 30 days after such date).

          o By tendering the Tendered Options pursuant to the procedures described in the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. Duane Reade's acceptance of my Letter will constitute a binding agreement between Duane Reade and me upon the terms and subject to the conditions of the Offer.

          o If I choose not to participate in the Offer or if Duane Reade rejects my Letter for any reason described in the Offer to Exchange, all my eligible options will remain outstanding in accordance with, and subject to, their current terms.

          To validly accept the Offer, I must, in accordance with the terms of the Offer, properly complete, sign and deliver to Duane Reade the signature page to this Letter, or a facsimile thereof, prior to the expiration of the Offer, which is currently scheduled for 5:00 p.m., Eastern Time, March 27, 2003. If the Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Letter.

                                 SIGNATURE PAGE

          I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent that the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable instrument of grant) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

          I hereby tender the eligible options to purchase common stock of Duane Reade set forth below that (i) were granted to me under the Option Plans, (ii) have an exercise price equal to or in excess of $16 per share and (iii) are outstanding on the expiration date of the Offer.

                             SIGNATURE OF OWNER

                             X
                              --------------------------------------------------
                             (Signature of Holder or Authorized
                             Signatory--See Instructions 1 and 4)

                             Capacity:
                                       -----------------------------------------

                             Date: -----------, 2003

                             Print Name:
                                            ------------------------------------

                             Position:
                                            ------------------------------------

                             Address:
                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------

                             Telephone No.
                                  (with area code):
                                                     ---------------------------

                             Email Address:
                                            ------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                                                          Date of
     Date of Grant            Number of Options     Exercise Price         Vesting Schedule             Termination
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

                      INSTRUCTIONS TO THE ACCEPTANCE LETTER

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

          1. Delivery of Acceptance Letter. A properly completed and signed original of the signature page of this Letter (or a facsimile thereof) must be received by the Company at its address or facsimile number set forth on the front cover of this Letter before the expiration of the Offer. Only the signature page of this Letter is required to be delivered to the Company; you are not required to deliver any of the other pages of the Letter. Similarly, you do not need to return the option agreements governing your Tendered Options to effectively accept this Offer. Such agreements will be null and void upon Duane Reade's acceptance of your properly executed and delivered Letter and cancellation of your options pursuant to the Offer.

          Duane Reade will only accept delivery of your signed signature page of the Letter by regular external mail, hand delivery or facsimile. Duane Reade will NOT accept delivery by email or interoffice mail. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you choose to deliver your signature page by external mail, Duane Reade recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. You will not be considered to have accepted the Offer until Duane Reade receives your executed signature page. Duane Reade must receive your completed and signed signature page at the following address or facsimile number set forth on the front cover of this Letter.

          You may withdraw from the Offer at any time before the expiration of the Offer, which is currently scheduled for 5:00 p.m., Eastern Time, March 27, 2003. You must withdraw from the Offer with respect to all your Tendered Options; you may not withdraw from the Offer with respect to only a portion of your Tendered Options. If the Offer is extended by Duane Reade beyond its initial expiration, you may withdraw from the Offer at any time until the extended expiration of the Offer. In addition, if Duane Reade has not accepted your Letter by April 24, 2003, you may withdraw from the Offer. To validly withdraw from the Offer, Duane Reade must receive, at the address set forth on the front cover of this Letter, the signature page to a withdrawal letter (using the form attached as Schedule C of the Offer to Exchange), or a facsimile thereof, properly completed and signed by you, while you still have the right to withdraw from the Offer. The withdrawal letter must specify the name of the eligible employee who is withdrawing from the Offer and must be signed by the eligible employee who submitted the Letter. You may not rescind any withdrawal, and you will not be deemed to properly accept the Offer after any valid withdrawal, unless you properly re-tender your eligible options before the expiration of the Offer by following the procedures described in the Offer.

          Neither Duane Reade nor any other person is obligated to give notice of any defects or irregularities in any withdrawal letter, nor will anyone incur any liability for failure to give any such notice. Duane Reade will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of withdrawal letters. Duane Reade's determination of these matters will be final and binding on all parties.

          The Company will not accept any alternative, conditional or contingent tenders. All tendering eligible employees, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

          2. Tenders. An eligible employee is not required to exchange all of his or her eligible options but must tender all options covered by a particular grant evidenced by one option agreement. While generally no partial tenders with respect to eligible options granted pursuant to the same option agreement will be accepted, you may tender the remaining portion of an eligible option that you have partially exercised.

          3. Signatures on this Acceptance Letter. If this Letter is signed by the eligible employee who is the holder of the Tendered Options, the signature must be by such employee. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

          4. Requests for Assistance or Additional Copies. Any questions or requests for assistance or copies of any documents referred to in the Offer may be directed to: Duane Reade Inc. Human Resources Department, Attention: Jim Rizzo, Telephone number: (212) 273-5748, Facsimile number: (212) 494-8205, email: rizzoj@duanereade.com. Copies will be furnished at the Company's expense.

          5. Irregularities. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Duane Reade will determine, in its sole discretion, all questions as to eligibility, form and validity, including time of receipt, of acceptance letters and acceptance of any Tendered Options. Duane Reade's determination of these matters will be final and binding on all parties. Duane Reade may reject any or all Letters and any Tendered Options that Duane Reade determines is not in appropriate form or that Duane Reade determines is unlawful to accept. Otherwise, Duane Reade expects to accept all properly and timely submitted Letters and any Tendered Options, which are not validly withdrawn prior to the expiration of the Offer. Duane Reade may also waive any of the conditions of the Offer or any defect or irregularity with respect to any particular Letter or any particular eligible employee, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Letter will be deemed to have been properly submitted and no Tendered Options will be deemed to have been properly tendered until all defects or irregularities have been cured by the submitting eligible employee or waived by Duane Reade. Neither Duane Reade nor any other person is obligated to give notice of any defects or irregularities in any Letter or its delivery, and no one will be liable for failing to give notice of any defects or irregularities.

          Important: To accept the Offer, the signed signature page to this Letter (or a facsimile copy thereof) must be received by the Company prior to the expiration of the Offer. You must deliver a properly signed copy of the signature page to this Letter by regular external mail, hand delivery, or facsimile to the address or facsimile number set forth on the front cover of this Letter prior to the expiration of the Offer. Delivery by email or any form of interoffice mail will NOT be accepted.

          6. Important Tax Information. You should refer to Section 13 of the Offer to Exchange, which contains important United States tax information.

                                   SCHEDULE C

                            FORM OF WITHDRAWAL LETTER




                                DUANE READE INC.


                                  WITHDRAWAL OF
                   PREVIOUSLY TENDERED OPTIONS PURSUANT TO THE
                    OFFER TO EXCHANGE DATED FEBRUARY 27, 2003

                         THE WITHDRAWAL RIGHTS EXPIRE AT
                            5:00 P.M., EASTERN TIME,
                               ON MARCH 27, 2003,
                   UNLESS THE OFFER IS EXTENDED BY DUANE READE



To:  Duane Reade Inc. Human Resource Department
     Attention:  Jim Rizzo
     440 Ninth Avenue
     New York, New York  10001
     Telephone number:  (212) 273-5748
     Facsimile number:  (212) 494-8205


     Delivery of the signature page of this withdrawal letter by regular external mail or hand delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via email will not constitute a valid delivery.

     Pursuant to the terms and subject to the conditions of the Offer to Exchange dated February 27, 2003, my Acceptance Letter previously submitted to Duane Reade, and this Withdrawal Letter, I hereby withdraw the tender of all of my Tendered Options that I previously tendered pursuant to the Offer to Exchange and my Acceptance Letter.

To Duane Reade Inc.:

          Upon the terms and subject to the conditions set forth in the Offer to Exchange dated February 27, 2003 (the "Offer to Exchange"), the related cover letter and my Acceptance Letter (the "Acceptance Letter" which, together with the Offer to Exchange and the related cover letter, as they may be amended from time to time, constitutes the "Offer"), I tendered to Duane Reade Inc. ("Duane Reade" or the "Company"), the eligible options to purchase common stock of the Company (the "Common Stock") set forth on the signature page of the Acceptance Letter that (i) were granted to me under the 1992 Stock Option Plan (the "1992 Plan") and/or the 1997 Equity Participation Plan (the "1997 Plan" and together with the 1992 Plan, the "Option Plans"), (ii) have an exercise price equal to or in excess of $16 per share and (iii) are outstanding on the expiration date of the Offer (the "Tendered Options") in exchange for new options that Duane Reade will grant under the 1997 Plan (the "New Options"). Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw the tender of my Tendered Options prior to 5:00 p.m., Eastern Time, on March 27, 2003, unless the Company has extended the period of time the Offer will remain open. In addition, if the Company has not accepted my Acceptance Letter by April 24, 2003, I may withdraw from the Offer. Accordingly, under the terms and subject to the conditions set forth in the

Offer and this Withdrawal Letter (this "Withdrawal Letter"), I, the undersigned, hereby withdraw the tender of all my Tendered Options.

          I understand and acknowledge that:

          (1) I may not rescind any withdrawal, and I will not be deemed to properly accept the Offer after any valid withdrawal, unless I properly re-tender my eligible options before the expiration of the Offer by following the procedures described in the Offer.

          (2) I must withdraw from the Offer with respect to all my Tendered Options; I may not withdraw from the Offer with respect to only a portion of my Tendered Options. All such withdrawn options will remain outstanding pursuant to their current terms and conditions, including their current exercise prices and vesting schedule.

          (3) Neither Duane Reade nor any other person is obligated to give notice of any defects or irregularities in any Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. Duane Reade will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of Withdrawal Letters. Duane Reade's determination of these matters will be final and binding on all parties.

          (4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this Withdrawal Letter may not be rescinded.

          (5) I agree to all of the terms and conditions of the Offer and this Withdrawal Letter.

          This Withdrawal Letter must specify the name of the eligible employee who is withdrawing from the Offer and must be signed by the eligible employee who submitted the Acceptance Letter. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Withdrawal Letter.

          Important: To validly withdraw from the Offer, Duane Reade must receive, at the address set forth above, the signature page to this Withdrawal Letter, or a facsimile thereof to the number set forth above, properly completed and signed by you, while you still have the right to withdraw from the Offer.

          Duane Reade will only accept delivery of your signature page to this Withdrawal Letter by regular external mail, hand delivery or facsimile. Duane Reade will NOT accept delivery by email or interoffice mail. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If delivery is by external mail, Duane Reade recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. You will not be considered to have withdrawn until Duane Reade receives your executed signature page. Duane Reade must receive your completed and signed signature page at the address or facsimile number set forth above.

                             SIGNATURE OF OWNER

                             X
                              --------------------------------------------------
                             (Signature of Holder or Authorized
                             Signatory--See Instructions 1 and 4)

                             Capacity:
                                       -----------------------------------------

                             Date: ----------, 2003

                             Print Name:
                                            ------------------------------------

                             Position:
                                            ------------------------------------

                             Address:
                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------

                             Telephone No.
                                  (with area code):
                                                     ---------------------------

                             Email Address:
                                            ------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                                                          Date of
     Date of Grant            Number of Options     Exercise Price         Vesting Schedule             Termination
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------